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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VENOCO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

370 17th Street, Suite 3900
Denver, Colorado 80202-1370
Telephone: (303) 626-8300

April 8, 2009

Dear Venoco Stockholder:

        You are cordially invited to the Venoco, Inc. Annual Meeting of Stockholders to be held on Wednesday, May 20, 2009, at 7:30 a.m., Mountain Time. The meeting will be held in the Directors Row E Room at the Sheraton Hotel, 1550 Court Place, Denver, Colorado 80202.

        At the Annual Meeting, you will be asked to elect three directors to our Board of Directors, approve the Venoco, Inc. 2008 Employee Stock Purchase Plan, ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2009 fiscal year, and approve an amendment to our Amended and Restated 2005 Stock Incentive Plan.

        We have enclosed a copy of our Annual Report for the fiscal year ended December 31, 2008 with this Notice of Annual Meeting of Stockholders and Proxy Statement. Please read the enclosed information carefully before completing and returning the enclosed proxy card.

        Please join us at the meeting. Whether or not you plan to attend, it is important that you vote your proxy promptly in accordance with the instructions on the enclosed proxy card. If you do attend the meeting, you may withdraw your proxy should you wish to vote in person.

Sincerely,
Timothy M. Marquez Chairman of the Board and Chief Executive Officer

370 17th Street, Suite 3900
Denver, Colorado 80202-1370
Telephone: (303) 626-8300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Venoco, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Venoco, Inc. will be held in the Directors Row E Room at the Sheraton Hotel, 1550 Court Place, Denver, Colorado 80202 at 7:30 a.m., Mountain Time on May 20, 2009, for the following purposes:

  1.
  to elect Donna L. Lucas, Dr. M.W. Scoggins and Richard S. Walker to our Board of Directors as Class I directors;

  2.
  to approve the Venoco, Inc. 2008 Employee Stock Purchase Plan;

  3.
  to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

  4.
  to approve an amendment to the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan; and

  5.
  to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        We know of no other matters to come before the annual meeting. Only stockholders of record at the close of business on Wednesday, April 1, 2009 are entitled to notice of and to vote at the annual meeting or at any adjournments or postponements thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 20, 2009:

        The proxy statement and proxy card are available at www.edocumentview.com/VQ.

        Regardless of the number of shares of common stock you hold, as a stockholder your role is very important and the Board of Directors strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS
Terry L. Anderson General Counsel and Secretary

Dated April 8, 2009
Denver, Colorado

i

370 17th Street, Suite 3900
Denver, Colorado 80202-1370
Telephone: (303) 626-8300

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

        These proxy materials are being furnished to you by the Board of Directors (the "Board") of Venoco, Inc., a Delaware corporation ("we," "us," "Venoco" or the "company"), in connection with its solicitation of proxies for Venoco's Annual Meeting of Stockholders to be held on May 20, 2009 at 7:30 a.m., Mountain Time, in the Directors Row E Room at the Sheraton Hotel, located at 1550 Court Place, Denver, Colorado 80202, and at any adjournments or postponements thereof (the "Annual Meeting"). In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.

        This proxy statement and the enclosed proxy card are expected to be first sent to our stockholders on or about April 8, 2009. The proxy materials are also available at www.edocumentview.com/VQ.

Stockholders Entitled to Vote

        The close of business on Wednesday, April 1, 2009 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, our outstanding voting securities consisted of 52,402,703 shares of common stock. Each share of common stock is entitled to one vote. Votes may not be cumulated.

How to Vote

        Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope.

 Quorum

        Holders of a majority of our outstanding common stock entitled to vote must be present, in person or by proxy, at the Annual Meeting for a quorum to exist. If the shares present in person or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. Shares that are voted "FOR," AGAINST," "ABSTAIN," or, with respect to the election of directors, "WITHHOLD," will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker "non-votes" will also be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a bank, broker or other person holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Required Vote

        You may vote "FOR" or "WITHHOLD" authority to vote on Proposal One, relating to the election of Donna L. Lucas, Dr. M.W. Scoggins and Richard S. Walker to the Board. Members of the Board are elected by a plurality of votes cast. This means that the three nominees who receive the largest number of "FOR" votes cast will be elected. Neither broker non-votes nor "WITHHOLD" votes cast with respect to any nominee will have any effect on the election of that nominee.

        You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals set forth in this proxy statement. To be approved, each such matter must receive the affirmative vote of a majority of the voting shares that are present, in person or by proxy, at the meeting and entitled to vote on the proposal. In addition, Proposal Four may be approved only if voted on by a majority of the shares outstanding. An abstention will have the same effect as a vote against a proposal. However, a broker non-vote will not have any effect on the outcome of the vote on a proposal, except that broker non-votes may affect voting to the extent that they result in less than a majority of the shares outstanding being voted on Proposal Four.

Board Recommendation

        The Board recommends that you vote as follows:

  •
  "FOR" Proposal One, relating to the election of Donna L. Lucas, Dr. M.W. Scoggins and Richard S. Walker to our Board as Class I directors;

  •
  "FOR" Proposal Two, relating to the approval of the Venoco, Inc. 2008 Employee Stock Purchase Plan;

  •
  "FOR" Proposal Three, relating to the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  •
  "FOR" Proposal Four, relating to the approval of an amendment to the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan.

        Any proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

Other Matters

        The proposals set forth in this proxy statement constitute the only business that the Board intends to present or is informed that others will present at the meeting. The proxy does, however, confer discretionary authority upon the persons named therein (the "Proxy Agents"), or their substitutes, to vote on any other business that may properly come before the meeting. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

Revocation of Proxies

        You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting in person.

PROPOSAL ONE—Election of Directors

        Our certificate of incorporation provides that members of the Board are to be divided into three classes. The Board currently consists of three Class I directors (Donna L. Lucas, Dr. M.W. Scoggins and Richard S. Walker), two Class II directors (Timothy M. Marquez and Mark A. Snell) and two Class III directors (Joel L. Reed and J.C. "Mac" McFarland). Our certificate of incorporation provides that a director will generally serve for a term that expires at the annual stockholders' meeting three years after the date of his or her election. The term of the Class I directors will expire at the Annual Meeting. Our certificate of incorporation and applicable rules of the New York Stock Exchange (the "NYSE") contemplate that the number of directors in each class will be approximately equal.

        The Board has nominated Ms. Lucas, Dr. Scoggins and Mr. Walker to stand for election at the Annual Meeting. Directors whose terms of office will not expire at the Annual Meeting will continue in office for the remainder of their respective terms. Under our certificate of incorporation and bylaws, the number of directors on the Board is determined by a resolution of the Board, but will generally not be fewer than three or more than nine.

        The Board has no reason to believe that any of Ms. Lucas, Dr. Scoggins or Mr. Walker will be unable to serve if elected and, to the knowledge of the Board, each nominee intends to serve the entire term for which election is sought. Only the nominees, or substitute nominees designated by the Board, will be eligible to stand for election as directors at the Annual Meeting. If any nominee becomes unable to serve as a director before the Annual Meeting, the Proxy Agents have the discretionary authority to vote proxies held by them for substitute nominees designated by the Board.

        The Board recommends a vote FOR the election of Donna L. Lucas, Dr. M.W. Scoggins and Richard S. Walker to the Board.

 Board of Directors

        The following table sets forth certain information as of April 1, 2009, regarding the composition of the Board, including the term of each director.

Name	Age	Position	Director Since	Current Term to Expire
Nominees
Donna L. Lucas	49	Director	2009	2009
Dr. M.W. Scoggins	61	Director	2007	2009
Richard S. Walker	51	Director	2007	2009
Other Directors
Timothy M. Marquez	50	Chairman and Chief Executive Officer	2004	2010
J.C. "Mac" McFarland	62	Director	2004	2011
Joel L. Reed	58	Director	2005	2011
Mark A. Snell	52	Director	2006	2010

 Nominees

        Donna L. Lucas has been a director of Venoco since February 3, 2009. She founded and has served as the principal of Lucas Public Affairs since April 2006. Prior to founding Lucas Public Affairs, Ms. Lucas served as Deputy Chief of Staff for Strategic Planning and Initiatives for California Governor Arnold Schwarzenegger from 2003 to 2006 and Chief of Staff to California First Lady Maria Shriver from 2004 to 2006. She was the Global Public Affairs Practice Leader for Porter Novelli, an international public relations firm, from 2000 to 2003 after Porter Novelli's acquisition of Nelson Communications Group, where she served as President and Chief Executive Officer from 1998 to 2003. Ms. Lucas also previously served as Deputy Press Secretary for California Governor George Deukmejian, Deputy Treasurer for California Treasurer Tom Hayes, and as California Press Secretary for President George H.W. Bush. Ms. Lucas is a 1982 graduate of the University Of Southern California School Of Journalism. Ms. Lucas currently serves on the board of the Public Policy Institute of California and the Governor and First Lady's Conference on Women and California Forward.

        Dr. M. W. Scoggins has been a director of Venoco since June 2007. He has served as President of Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry, since June 2006. Dr. Scoggins retired in 2004 after a 34-year career with Mobil Corporation and Exxon Mobil Corporation, where he held senior executive positions in the upstream oil and gas business. From 1999 to 2004 he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in 1999, he was President, International Exploration & Production and Global Exploration and a member of the executive committee of Mobil Oil Corporation. He is also a member of the Board of Directors of Questar Corporation and Trico Marine Services, Inc., and a member of the National Advisory Council of the U.S. Department of Energy's National Renewable Energy Laboratory.

        Richard S. Walker has been a director of Venoco since June 2007. Mr. Walker is currently Executive Vice President and Managing Director of the Houston office of DHR International, a leading retained executive search firm headquartered in Chicago. Prior to entering the executive search industry in 2005, Mr. Walker was Managing Director in the Global Natural Resources Group of JPMorgan Chase & Co. in that firm's Houston office. Mr. Walker joined a predecessor to JPMorgan Chase & Co. in 1994 as Vice President in the Global Oil & Gas Group and was promoted to Managing Director in 1997. During his years with JPMorgan Chase & Co., Mr. Walker served as an investment banking coverage officer directing relationships with a variety of energy firms operating across all industry segments including exploration and production, service and supply, pipeline and midstream operations as well as power generation, transmission and distribution. Prior to joining JPMorgan Chase & Co. Mr. Walker worked from 1990 through early 1994 with NationsBank (the predecessor of Bank of America), both in Houston and in London. From 1981 through early 1990, Mr. Walker worked for JPMorgan Chase & Co. and a predecessor of that firm, Texas Commerce Bank, in Houston. Mr. Walker is a 1980 graduate of Loyola University, New Orleans with Bachelor of Business Administration and a 1981 graduate of Bowling Green State University, Ohio with a Masters of Business Administration. Mr. Walker is a certified public accountant licensed in the State of Texas.

Other Directors

        Timothy M. Marquez co-founded Venoco in September 1992 and served as our CEO and as a director from our formation until June 2002. He founded Marquez Energy, a privately-held exploration and production company, in 2002 and served as its CEO until we acquired it in March 2005. Mr. Marquez returned as our Chairman, CEO and President in June 2004. Mr. Marquez has a B.S. in petroleum engineering from the Colorado School of Mines. Mr. Marquez began his career with Unocal Corporation, where he worked for 13 years managing assets offshore California and in the North Sea and performing other managerial and engineering functions.

        J.C. "Mac" McFarland has been a director of Venoco since June 2004. He has 30 years of experience in the oil and natural gas industry with McFarland Energy, Inc., a NASDAQ-listed company, where he was CEO from 1991 until its sale in 1997. Since 1997, he has been a consultant with McFarland Advisors, Inc. He served on the boards of NYSE-listed Huntway Refining from 1988 to 2001 and privately-held Gotland Oil, Inc. from 2000 to 2001. He was President of the California Independent Petroleum Association from 1996 to 1998. Mr. McFarland earned a degree in finance and accounting from the University of California at Berkeley. Mr. McFarland is a certified public accountant who has elected inactive license status.

        Joel L. Reed has been a director of Venoco since August 2005 and currently serves as our lead independent director. He previously served as a director of Venoco from September 1998 to March 2002. Starting in 1994, Mr. Reed was a partner of a predecessor entity of, and later co-founded, Relational Group, an investment banking firm that included Relational Investors and Relational Advisors. In late 2005, Relational Advisors separated from Relational Group and became RA Capital Advisors, a member of RA Capital Group. Mr. Reed currently serves as RA Capital Group's lead principal. He is also a founder of two private equity firms, Titan Investment Partners and HRA Real Estate Management I LLC. Mr. Reed was the CFO and later President and CEO of Wagner & Brown Ltd. of Midland, Texas, a privately owned group of companies engaged in energy, real estate, manufacturing, agribusiness and investment services, from 1984 to 1994. From 1981 to 1984, Mr. Reed was a member of the founding group of Ensource, Inc., a NYSE-listed company, as well as its controller and CFO. A graduate of Oklahoma State University, Mr. Reed holds bachelor's and master's degrees in accounting.

        Mark A. Snell has been a director of Venoco since December 2006. He is the Chief Financial Officer of Sempra Energy, a San Diego-based, Fortune 500 energy-services holding company. He previously served as Group President of Sempra Global and, before that, as Vice President of Planning and Development of Sempra Energy. Before joining Sempra Energy in 2001, he served as CFO of Earth Tech, a water management, engineering and environmental services firm, CFO of Dames and Moore, an international engineering firm, Chief Financial and Administrative Officer for Latham & Watkins, a worldwide law firm, and a Senior Manager at KPMG Peat Marwick. Mr. Snell has a bachelor's degree in accounting from San Diego State University.

PROPOSAL TWO—Approval of the Venoco, Inc. 2008 Employee Stock Purchase Plan

        On November 18, 2008, the Board approved the 2008 Employee Stock Purchase Plan effective as of February 1, 2009, and amended the plan on December 31, 2008 (as amended, the "ESPP"). The ESPP is designed to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The principal features of the ESPP are summarized below. The summary is qualified in its entirety by the full text of the ESPP, which is set forth as Appendix A to this proxy statement.

        General.    The primary purpose of the ESPP is to encourage and facilitate stock ownership by our employees by enabling such employees to purchase our common stock through voluntary after-tax payroll deductions.

        Shares Reserved Under the ESPP.    There are 1,500,000 shares of common stock available under the ESPP, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding common stock. If purchase rights granted under the ESPP terminate without having been exercised, the shares not purchased shall again become available for issuance under the ESPP.

        Administration of the ESPP.    The ESPP will be administered by a committee of employees designated by the Board or the Compensation Committee of the Board. Initially, it is anticipated that the Plan Administrator will be a committee comprised of Venoco's Chief Financial Officer, President, head of Human Resources and General Counsel.

        Eligible Participants.    An employee who completes three months of continuous service may participate in the ESPP. Employees who own 5% or more of the total combined voting power or value of all classes of our stock, or who are "highly compensated employees" (within the meaning of Section 414(q) of the Code) subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, may not participate in the ESPP.

        Offering Periods.    The ESPP will be implemented by offerings of six months duration (July 1 through the following December 31 and January 1 though the following June 30), generally consisting of six one-month purchase periods. Each eligible employee for an offering period will have the right to purchase that number of whole or fractional shares of our common stock equal to the employee's payroll contributions divided by the purchase price.

        Purchase Price.    The purchase price per share in a given purchase period will be 95% of the common stock's fair market value on the last trading day of such purchase period.

        Payment of Purchase Price; Payroll Deductions.    Participating employees will have an individual account established to hold any payroll contributions and the number of shares of common stock purchased by such employee under the ESPP. Employees' payroll contributions may not exceed 10% of their cash compensation. Employees may not purchase more than $25,000 of common stock (calculated using the fair market value of such stock on the first date of the applicable offering period) in any calendar year under the ESPP.

        On the purchase date designated by the plan administrator, the cash balance in each individual account shall be used to purchase the maximum number of shares (including fractional shares) of common stock. Any payroll contributions remaining in an individual account after the purchase date will be returned to the employee in cash, without interest.

        Employees may cease participation in the ESPP at any time and withdraw any or all of the common stock or cash remaining in his or her individual account.

        Termination of Employment.    Employees' eligibility to participate in the ESPP ceases upon the termination of employment with the company for any reason. In the event of death or disability, the employee or his or her beneficiary has the right to elect to withdraw all the common stock and/or remaining cash, or to purchase shares (including fractional shares) with the balance.

        Term of the ESPP.    The ESPP became effective on February 1, 2009, subject to approval by the stockholders at the Annual Meeting. If such approval is not obtained, the ESPP will terminate on February 1, 2010. The ESPP may be terminated at any time by the Board of Directors or extended by the Board of Directors with the approval of the stockholders. The ESPP will terminate on the earlier of (i) the termination of the ESPP by consent of the Board or Plan Administrator, and (ii) when no more shares are available for issuance.

        Amendment.    The Board or Compensation Committee may at any time amend, modify, suspend or terminate the ESPP without notice to or consent of stockholders to the extent permitted by law. Stockholder approval is required for (i) increasing the number of shares available for issuance under the ESPP; (ii) lowering the minimum purchase price; (iii) changing award limits; (iv) changing the class of eligible participants; or (v) any other action requiring consent of stockholders under applicable law.

        Certain Federal Income Tax Consequences.    The following is a summary of federal income tax consequences of the ESPP to participants. The summary is not intended to be exhaustive and does not discuss the income tax laws of a foreign, state, local or other jurisdiction that may be applicable to a participant.

        The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under such a plan, no taxable income will be reportable by a participant by reason of the grant or exercise of the purchase rights issued thereunder, provided that the participant continues to be an employee of the company during the period beginning on the first day of the offering period and ending three months before the exercise date. A participant will, however, recognize taxable income or gain in the year in which the purchased shares are sold or otherwise disposed of.

        Upon sale or other disposition of purchased shares held more than two years from the start of the offering period in which the shares were acquired and more than one year from the date the shares were purchased (the "required holding period"), the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price paid for the shares, or (ii) 5% of the fair market value of the shares on the first day of the offering period in which the shares were purchased. Any additional gain or loss recognized on the disposition will be long-term capital gain or loss. The same results will arise from a disposition upon the death of a participant (regardless of how long the shares were held).

        If a participant sells or disposes of the purchased shares before the required holding period other than upon the participant's death (a "disqualifying disposition"), the participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares. Any additional gain or loss recognized on a disqualifying disposition will be capital gain or loss, and will be long-term capital gain or loss if the shares have been held for more than one year following the date of purchase under the ESPP.

        Ordinary income and short-term capital gains are currently taxable at a maximum marginal rate of 35%, while long-term capital gains are currently taxable at a maximum marginal rate of 15%. Under current law, these maximum marginal rates will increase to 39.6% and 20%, respectively, for taxable years beginning after December 31, 2011. The deductibility of capital losses is subject to limitation.

        The Board recommends a vote FOR approval of the 2008 Employee Stock Purchase Plan.

 PROPOSAL THREE—Ratification of the Appointment of
Independent Registered Public Accounting Firm

        The Audit Committee of the Board has appointed Ernst & Young LLP ("Ernst & Young") to act as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and requests ratification of this appointment by our stockholders. Ernst & Young has served as our independent registered public accounting firm since August 15, 2008. If the stockholders do not ratify the appointment of Ernst & Young, the adverse vote will be considered as a direction to the Audit Committee to select other auditors for the subsequent fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending December 31, 2009 will be permitted to stand unless the Audit Committee finds other reasons for making a change. Even if the selection of Ernst & Young is ratified, the Audit Committee may, in its discretion, direct the appointment of new auditors at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        On August 15, 2008, our Audit Committee approved a change in our independent registered public accounting firm. The Audit Committee approved the engagement of Ernst & Young to serve as our independent registered public accounting firm on August 15, 2008 and dismissed Deloitte & Touche LLP as of the same date.

        The audit reports of Deloitte on our consolidated financial statements as of and for the years ended December 31, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2006 and 2007 and through August 15, 2008, there were (i) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of such disagreements in its reports on the company's financial statements for such periods and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that Deloitte, during the performance of its audit of the company's financial statements for the year ended December 31, 2006, advised the company that there were material weaknesses in our internal control over financial reporting during 2006. The Audit Committee discussed this matter with Deloitte, and Deloitte was authorized to respond fully to the inquiries of Ernst & Young with respect to the matter.

        During the years ended December 31, 2006 and 2007 and through August 15, 2008, we did not consult with Ernst & Young regarding either (i) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, nor did Ernst & Young provide written or oral advice to us that Ernst & Young concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). Ernst & Young informed us that it completed its prospective client acceptance process on August 20, 2008.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The Board and the Audit Committee recommend a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

 Fees Paid to Principal Accountants

        The following table presents the aggregate fees billed for the indicated services performed by Ernst & Young and Deloitte for the 2008 and 2007 fiscal years.

Ernst & Young	2007	2008
Audit fees	—	$554,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$0	$554,000

Deloitte	2007	2008
Audit fees	$1,150,000	$160,000
Audit-related fees(1)	474,000	270,000
Tax fees	—	—
All other fees	—	—

Total	$1,624,000	$430,000

    (1)
    Audit-related fees include fees for reviews of registration statements and issuances of letters to underwriters.

Audit Committee Pre-Approval Policy

        The charter of the Audit Committee includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and permissible non-audit services, subject to any exception under Section 10A of the Exchange Act and the rules promulgated thereunder. Pre-approval authority may be delegated to a committee member or a subcommittee, and any such member or subcommittee shall report any decisions to the full committee at its next scheduled meeting. All of the services described in "Fees Paid to Principal Accountants" were approved by the Audit Committee pursuant to its pre-approval policies as in effect as of the relevant times.

Report of the Audit Committee

        Our management is responsible for the preparation of our financial statements and our independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing our annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. The Audit Committee is responsible for, among other things, reviewing and selecting our independent registered public accounting firm, reviewing our annual and interim financial statements and pre-approving all engagement letters and fees for auditing services.

        In the performance of its oversight function in connection with our financial statements as of and for the year ended December 31, 2008, the Audit Committee has:

  •
  Reviewed and discussed the audited financial statements with management and Ernst & Young—the Audit Committee's review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

  •
  Discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 114, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  •
  Received the written disclosures from Ernst & Young regarding their independence as required by the Public Company Accounting Oversight Board in Rule 3600T, as currently in effect, and discussed the independence of Ernst & Young with them; and

  •
  Reviewed and approved the services provided by Ernst & Young.

        Based upon the reports and discussions described above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board has approved, that the company's audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission (the "SEC") on March 5, 2009. The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for 2009. Stockholder ratification of this appointment is included as Proposal Three in these proxy materials.

                      AUDIT COMMITTEE:

                      J.C. "Mac" McFarland, Chairman
                      Joel L. Reed
                      Richard S. Walker

PROPOSAL FOUR—Approval of Amendment to the Venoco, Inc.
Amended and Restated 2005 Stock Incentive Plan

        We are asking you to approve an amendment to the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan, as amended (the "2005 Stock Plan") to increase the number of shares of common stock we may issue under the 2005 Stock Plan by 2,500,000 to 5,986,338. Our Board adopted, subject to stockholder approval, the amendment to the 2005 Stock Plan to provide us the continued ability to grant a variety of equity awards as a valuable tool to help attract and retain members of our Board and employees. The amendment of the 2005 Stock Plan will only become effective if it is approved by the stockholders at the Annual Meeting.

Introduction

        The purpose of the 2005 Stock Plan is to promote the success and enhance the value of our company by linking the personal interests of employees and the members of our Board to those of our stockholders and by providing these individuals with an incentive to work to generate superior returns to our stockholders. The 2005 Stock Plan is also intended to provide us with flexibility in creating competitive plans to motivate, attract, and retain the services of employees and members of our Board upon whose judgment, interest, and special effort our success is largely dependent. We believe that to be successful, our employees need to think like owners. Consistent with this philosophy, our equity program continues to be broad-based. This broad-based equity program provides us with a competitive advantage, particularly in our efforts to hire and retain top talent in the oil and gas industry. Furthermore, we encourage stock ownership by our senior executives and members of our Board through the use of equity awards and stock ownership guidelines applicable to our executive officers and directors.

        As explained in greater detail in the Compensation Discussion and Analysis section of this proxy statement, in recent years our equity grants have shifted from being made in the form of stock options to being made in the form of restricted stock. In order to continue to make grants in accordance with the compensation philosophy adopted by the Compensation Committee, our Compensation Committee and the Board have approved and are asking you to approve the amendment to the 2005 Stock Plan. This will ensure that we have sufficient shares authorized and available for grants of equity awards and the flexibility to create the most appropriate equity grant program possible.

        The 2005 Stock Plan, as amended subject to stockholder approval, authorizes 5,986,338 shares of our common stock for issuance pursuant to the 2005 Stock Plan. If the increase in the number of shares authorized for issuance under the 2005 Stock Plan is not approved, we may be unable to provide suitable equity-based incentive or retention awards to present and future employees. As we continue to grow, we will need to attract and retain exceptional employees by providing equity awards competitive with those companies with which we compete for talent. The Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel.

        As of March 20, 2009, we had a total of 1,142,680 shares available for grant under our equity incentive plans, of which 972,430 were available under our 2005 Stock Plan and 170,250 were available under our 2000 Plan. Assuming stockholder approval of the amendment to the 2005 Stock Plan and based on the awards outstanding under our equity incentive plans as of March 20, 2009, we would have a total of 3,642,680 shares available for grant under all plans other than the ESPP. The number of shares available for grant under the 2005 Stock Plan may increase in connection with the cancellation or forfeiture of awards outstanding under such plan.

        The following tables provide information about our outstanding stock options as of March 20, 2009. Approximately 90% of outstanding stock options were exercisable on that date, none of which had exercise prices below the closing price of our common stock on that date. In addition to stock options, we had 1,691,867 unvested shares of restricted stock outstanding as of March 20, 2009.

	Aggregate Options Outstanding			Aggregate Options Exercisable
Range of Exercise Prices	Number Outstanding as of 3/20/2009	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Number Exercisable as of 3/20/2009	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price
$ 6.00 – $ 7.33	2,008,950	5.7	$6.13	2,008,950	5.7	$6.13
$ 8.00 – $ 8.68	424,613	5.5	$8.34	372,113	5.4	$8.39
$10.67 – $14.97	444,750	5.1	$12.22	376,750	4.7	$11.99
$15.00 – $20.00	597,000	6.6	$17.28	376,660	5.8	$17.19

Total:	3,475,313			3,134,473

        As of March 20, 2009, the equity overhang, or the percentage of outstanding shares represented by all stock incentives granted and those available for future grant under our plans (excluding the ESPP), was 8.1%. The equity overhang from all stock incentives granted and available would be approximately 12.0% assuming approval of the requested amendment. Equity overhang was calculated as (a) all shares issuable upon exercise of outstanding options plus (b) shares available for future grant, divided by (c) shares of common stock outstanding plus (d) the number of shares in the numerator. The options outstanding (as shown in the above table) include 2,893,313 options granted under the 2000 Plan that were outstanding at the time we completed our initial public offering in November 2006. We believe that our equity overhang after giving effect to the amendment is reasonable.

        We and the Compensation Committee review our equity program annually to ensure that we are balancing our goal to include the use of equity in our compensation programs in order to attract and motivate our employees with our interest and our stockholders' interest in limiting dilution from equity plans. We have adjusted our grant guidelines over the past two years and now use restricted stock in lieu of stock options. The following table provides information on our annual share usage under our equity compensation plans:

	Run Rate
	FY2006	FY2007	FY2008	3-Year Average
Stock options granted	727,000	265,000	—	330,667
Time-based restricted stock granted	—	145,903	289,724	145,209
Performance-based restricted stock granted	—	225,882	263,969	163,284

Total number of equity awards granted	727,000	636,785	553,693	639,160
Weighted average common shares outstanding	33,795,356	46,583,893	51,241,473	43,873,574

Net run rate(1)	2.15%	1.37%	1.08%	1.46%

Percentage of equity awards made to Named Executive Officers	13.76%	48.04%	33.71%	30.90%

(1)
Net run rate is calculated as (x) all shares granted as stock options, time-based restricted stock and performance-based restricted stock divided by (y) the weighted average shares outstanding.

        We believe that our run rate has been reasonable in terms of its dilutive impact on existing stockholders. In addition, as discussed in the Compensation Discussion and Analysis section in this proxy statement, a significant portion of our restricted stock grants in recent years have been performance-based grants. To date, none of the performance metrics have been satisfied with regard to such grants. The fact that we have imposed meaningful performance conditions on a significant percentage of our restricted stock grants in the last two years provides further support for our view that our recent run rate is reasonable. Accordingly, we are requesting stockholders to approve the proposed increase in the shares available under the 2005 Plan so that we can continue to implement the equity compensation element of our overall compensation philosophy.

Description of the 2005 Stock Plan

        A summary of the principal features of the 2005 Stock Plan, as proposed to be amended, is provided below. The summary is qualified by reference to the full text of the amendment to the 2005 Stock Plan, which is attached as Appendix B to this proxy statement, as well as the full text of the 2005 Stock Plan as filed with the SEC.

Eligibility

        The 2005 Stock Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights to our employees, officers, directors and consultants, except that incentive stock options may only be granted to employees. Approximately 400 people are currently eligible to receive awards under the plan.

Administration

        Pursuant to the terms of the 2005 Stock Plan, either the Board or a Board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, when awards will be granted and the terms and amounts of awards. The plan is administered by the Compensation Committee. The plan contemplates that the Compensation Committee will generally consist of two or more "Independent Directors," i.e., directors who are independent under NYSE rules and are "outside directors" for purposes of Section 162(m). Awards under the plan are made at the discretion of the Compensation Committee, except that (i) the committee may delegate to Board members who are not Independent Directors the authority to grant awards to persons who are not "covered employees" under Section 162(m) and (ii) the committee may delegate to Board members who are not Independent Directors or to our CEO the authority to grant awards to persons who are not covered employees under Section 162(m) and are not subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

Shares Available for Grant

        The 2005 Stock Plan currently provides for the issuance of up to 3,486,338 shares of common stock pursuant to awards under the plan. If the amendment is approved, the 2005 Stock Plan will provide for the issuance of up to 5,986,338 shares of common stock. No participant may receive awards in any calendar year representing more than 570,000 shares of common stock.

Awards

        The 2005 Stock Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the 2005 Stock Plan. See the Summary Compensation Table and Grants of Plan-Based Awards Table below for information on prior awards to our named executive officers identified in those tables.

        Stock Options.    Stock options, including incentive stock options as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2005 Stock Plan. The option exercise price of all incentive stock options granted pursuant to the 2005 Stock Plan will not be less than 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant.

        The 2005 Stock Plan allows us to grant incentive stock options. Incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of the common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

        Restricted Stock.    Restricted stock may be granted pursuant to the 2005 Stock Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Compensation Committee (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

Consequences of Termination of Employment or Service

        If a participant terminates his or her employment with or service to us, his or her options will, subject to certain exceptions, automatically expire. If we terminate the participant's employment with or service to us without cause, the participant may generally exercise any vested options for a period of 180 days following the termination. In the event of the participant's death or disability, vested options will continue to be exercisable for 12 months following the date of death or disability. Unless otherwise provided in the applicable award agreement, in the event a participant's employment or service terminates prior to vesting, any unvested restricted stock is automatically forfeited.

Discretion to Accelerate Vesting

        The Compensation Committee has the authority to accelerate any vesting requirements or time-based limitations on exercisability of options or other awards granted under the 2005 Stock Plan.

In the event of, or in anticipation of, a termination of employment or service with us, other than a discharge for cause, the Compensation Committee may accelerate the vesting or exercisability of a stock award, or extend the period during which such award is exercisable.

Change of Control

        In the event of a change of control of our company, the Compensation Committee will generally accelerate the exercisability of all options and the vesting of all restricted stock granted under the 2005 Stock Plan, although the committee has the discretion to take different or additional actions in those circumstances, including by arranging for settlement in cash or other securities of stock awards granted under the plan, or to determine that benefits will not accelerate or to determine that only certain or limited benefits will accelerate. For purposes of the plan, a "change of control" will be deemed to occur if (i) any person or group other than Mr. Marquez (or a member of his family) becomes a beneficial owner of more than 50% of our voting stock, (ii) our stockholders approve a merger involving us (other than a merger in which stockholders of the company prior to the merger continue to own more than 50% of the stock of the surviving entity), (iii) our stockholders approve a plan to liquidate our company or sell all or substantially all of our assets or (iv) Mr. Marquez (together with members of his family) is no longer the largest beneficial owner of our voting securities and Mr. Marquez is no longer our CEO or Chairman.

Antidilution Adjustments

        The 2005 Stock Plan provides that the number of shares purchasable upon exercise of an option or other award granted under the plan, and the exercise price, will be adjusted to reflect the terms of any reclassification, stock split or similar transaction.

Amendment and Termination

        The Board or the Compensation Committee may amend the 2005 Stock Plan at any time, subject to stockholder approval requirements imposed by the Code, Rule 16b-3 under the Exchange Act and applicable NYSE rules. Unless terminated sooner by the Board, the plan will terminate on May 9, 2016.

Performance-Based Compensation under Section 162(m)

        Section 162(m) generally prohibits a publicly held company from obtaining tax deductions for compensation of more than $1.0 million paid in any year to its CEO or any of its four other most highly paid executive officers ("covered employees") unless such payments are "performance-based." The "Qualifying Performance Criteria" of the 2005 Stock Plan are intended to satisfy the requirements of Section 162(m) of the Code. Qualifying Performance Criteria under the 2005 Stock Plan include: (a) implementation of a strategic plan, (b) stock price, (c) earnings per share, (d) total stockholder return, (e) operating margin, (f) stock price as a multiple of cash flow, (g) return on equity, (h) return on assets, (i) return on investment, (j) operating income, (k) net operating income, (l) pre-tax income, (m) cash flow, (n) revenue, (o) expenses, (p) earnings before interest, taxes and depreciation, (q) economic value added, (r) reserve additions, (s) finding and development costs, (t) drilling and workover budget, (u) increases in average daily production, (v) return on capital invested, (w) corporate overhead costs, (x) interest coverage ratio, (y) consolidated leverage ratio, (z) ratio of PV-10 reserves to debt, (aa) environmental and safety programs, (bb) stockholders' equity and (cc) corporate acquisitions.

        The Qualifying Performance Criteria, singly or in any combination, may be applied by the Compensation Committee to our company as a whole or to any business unit, may be measured either annually or over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the committee in the relevant award. Before payment of any stock award intended to qualify as performance-based under Section 162(m), the committee is required to certify the extent to which the Qualifying Performance Criteria, and any other terms of the award, have been satisfied.

Federal Income Tax Consequences

Stock Options

        With respect to options that qualify as incentive stock options, a participant does not recognize income for federal income tax purposes at the time options are granted or exercised, although, as described below, the exercise of incentive stock options can give rise to alternative minimum tax liability. If the participant sells shares acquired by exercise of an incentive stock option after the expiration of two years from the date the options are granted and more than one year after the issuance of shares upon exercise of the incentive stock option (the "holding periods"), the participant will generally recognize long-term capital gain or loss on the sale equal to the difference between the amount realized on disposition and the exercise price. However, if the participant disposes of shares acquired by exercise of an incentive stock option before the holding periods have elapsed (a "disqualifying disposition"), the participant is taxed as though he or she had exercised an nonqualified stock option, except that the ordinary income on exercise of the option is recognized in the year of the disqualifying disposition and generally is the lesser of (A) the fair market value of the stock purchased with the option determined on the exercise date reduced by the option exercise price or (B) the excess of the amount realized in the sale of the shares over the option exercise price. We receive no tax deduction for compensation expense with respect to incentive stock options unless the holding period requirements are not fulfilled by the participant.

        The exercise of an incentive stock option may result in a tax liability for alternative minimum tax ("AMT") purposes. AMT is an additional tax generally equal to the excess, if any, of (a) 26% to 28% of "alternative minimum taxable income" in excess of a certain exemption amount, over (b) regular income tax for the taxable year. For purposes of calculating alternative minimum taxable income, an ISO is treated as if it were a nonqualified stock option, so the difference between the fair market value on the date of exercise (or potentially up to six months later if the holder is subject to Section 16(b) of the Exchange Act) and the option price is included in income for purposes of the AMT, and the taxpayer will hold the shares with a tax basis equal to such fair market value on the date of exercise for subsequent AMT purposes. However, regular tax treatment as described above will apply AMT purposes if a disqualifying disposition occurs in the taxable year in which the options are exercised. Application of the AMT to any exercise of an incentive stock option is complex and will vary depending upon each person's circumstances.

        With respect to non-qualified stock options for non-restricted stock, the participant does not recognize income upon grant of the option and, upon exercise, recognizes ordinary compensation income subject to withholding and employment taxes to the extent of the excess of the fair market value of the shares on the date of option exercise (or potentially up to six months later if the holder is subject to Section 16(b) of the Exchange Act) over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally recognizes capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition. Any such gain or loss will be long-term gain or loss if the participant's holding period at the time of disposition exceeds one year. We generally receive a tax deduction for compensation expense with respect to non-qualified stock options upon the exercise of the option in an amount equal to the amount includible in income by the participant.

        Ordinary income and short-term capital gains are currently taxable at maximum marginal rates of 35%, while long-term capital gains are currently taxable at a maximum marginal rate of 15%. Under currently law, these maximum marginal rates will increase to 39.6% and 20%, respectively, for taxable years beginning after December 31, 2011. The deductibility of capital losses is subject to limitation.

Stock Appreciation Rights

        The recipient of a grant of stock appreciation rights does not realize taxable income with respect to the grant and we are not entitled to a deduction with respect to the grant on the date of grant. Upon the exercise of stock appreciation rights, the recipient realizes ordinary compensation income subject to withholding and employment taxes equal to the spread between the fair market value of the underlying shares on the date of exercise over the fair market value of such shares on the date of grant, and we are generally entitled to a corresponding deduction equal to the amount of cash or stock received.

Restricted Stock

        A participant holding restricted stock, at the time the shares vest, realizes ordinary compensation income subject to withholding and employment taxes in an amount equal to the fair market value of the shares and any cash received at the time of vesting, and we are entitled to a corresponding deduction. Dividends paid to the participant on the restricted stock during the restriction period are generally also treated as ordinary compensation income to the participant subject to withholding and employment taxes and are deductible as such by us. Alternatively, an employee may make an election under Section 83(b) of the Code to pay tax on the initial value at the time of the restricted grant (or potentially up to six months later if the holder is subject to Section 16(b) of the Exchange Act) if the employee so elects within 30 days of the date of grant. This election can be made in order to take advantage of capital gain rates on any subsequent appreciation in lieu of ordinary income tax rates, if the participant holds the shares for more than one year before selling them.

        In general, we receive an income tax deduction at the same time and in the same amount that is taxable to the employee as compensation. To the extent a participant realizes capital gains, as described above, we are not entitled to any deduction for federal income tax purposes.

        Under the terms of the 2005 Stock Plan, the Compensation Committee will administer and interpret the 2005 Stock Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any additional tax to a holder of an award. If any provision of the 2005 Stock Plan or any award agreement would result in such adverse tax consequences, the Compensation Committee may amend that provision or take other necessary action to avoid such consequences.

New Plan Benefits

        Awards are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2005 Stock Plan. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation Table" and "Outstanding Equity Awards at 2008 Fiscal Year-End" table contained elsewhere in this proxy statement, and in our financial statements for the fiscal year ended December 31, 2008, in the Annual Report on Form 10-which accompanies this proxy statement.

        The Board recommends a vote FOR approval of the amendment to the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan.

 OTHER BUSINESS

        The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the Proxy Agents will vote proxies on such matters in the manner they deem appropriate.

STOCK OWNERSHIP OF CERTAIN PERSONS

        The following tables set forth information regarding the beneficial ownership of our common stock by certain holders of our common stock and by our executive officers and directors. Beneficial ownership has been determined in accordance with applicable SEC rules, pursuant to which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire voting or investment power within 60 days. Except as otherwise indicated, (i) the address of the persons listed below is c/o Venoco, Inc., 370 17th Street, Suite 3900, Denver, Colorado 80202-1370 and (ii) the persons listed below, to our knowledge, have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the application of community property laws where applicable. The percentage of beneficial ownership for each table is based on 52,389,562 shares of common stock outstanding as of March 20, 2009.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth information regarding persons known to us to be beneficial owners of more than five percent of our common stock as of March 20, 2009. All information is taken from or based upon filings made by such persons with the SEC or upon information provided by such persons to us.

Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Total Common Stock
Timothy and Bernadette Marquez(1)	32,047,753	61.2%
Wellington Management Company, LLP(2)	2,812,450	5.4%

    (1)
    This disclosure is based on a Schedule 13D/A filed with the SEC on March 10, 2009. The number of shares shown is comprised of 28,992,943 shares of common stock held by the Marquez Trust, the trustees of which are Timothy Marquez and Bernadette Marquez, 2,422,073 shares of common stock held of record by the Marquez Foundation, a private charitable foundation the directors of which are Timothy Marquez and Bernadette Marquez, and 632,737 shares of restricted stock held of record by Timothy Marquez.

    (2)
    This disclosure is based on a Schedule 13G/A filed with the SEC on January 12, 2009. The address of this reporting person is 75 State Street, Boston, MA 02109. The reporting person, in its capacity as investment adviser, may be deemed to beneficially own the number of shares indicated, which are held by its clients.

Stock Ownership of Management and Directors

        The following table sets forth information regarding beneficial ownership of our common stock by our executive officers and directors, other than Timothy Marquez, as of March 20, 2009. Except as otherwise indicated, the amount shown for each person reflects shares issuable upon the exercise of options. None of the shares, including shares beneficially owned by Mr. Marquez as indicated in the preceding table, have been pledged as security as of that date. Beneficial ownership representing less than one percent is denoted with an asterisk.

Name of Beneficial Owner	Number of Shares of Common Stock		Percent of Total Common Stock
William S. Schneider	1,446,163	(1)	2.7%
Timothy A. Ficker	166,052	(2)	*
Terry L. Anderson	272,011	(3)	*
Mark A. DePuy	143,250	(4)	*
J.C. "Mac" McFarland	64,682	(5)	*
Joel L. Reed	64,682	(5)	*
Dr. M.W. Scoggins	39,182	(6)	*
Mark A. Snell	44,312	(7)	*
Richard S. Walker	41,682	(8)	*
Donna L. Lucas	11,682	(9)	*
All Directors and Executive Officers as a group (12 persons)	34,394,933	(10)	62.8%

    (1)
    Consists of options to purchase 1,446,163 shares of common stock that are currently exercisable or exercisable within 60 days of March 20, 2009.

    (2)
    Consists of 5,000 shares held directly, 97,552 shares of restricted stock subject to forfeiture and vesting restrictions, 3,500 shares held indirectly by Mr. Ficker's wife, and options to purchase 60,000 shares of common stock that are exercisable as of or within 60 days of March 20, 2009.

    (3)
    Consists of 5,000 shares held directly, 34,511 shares of restricted stock subject to forfeiture and vesting restrictions, and options to purchase 232,500 shares of common stock that are exercisable as of or within 60 days of March 20, 2009.

    (4)
    Consists of 500 shares held directly and options to purchase 142,750 shares of common stock that are exercisable as of or within 60 days of March 20, 2009. Mr. DePuy resigned as our chief operating officer effective November 3, 2008.

    (5)
    Consists of 10,000 shares held directly, 18,682 shares of restricted stock subject to forfeiture and vesting restrictions and options to purchase 36,000 shares of common stock that are exercisable as of or within 60 days of March 20, 2009.

    (6)
    Consists of 6,000 shares held directly, 15,182 shares of restricted stock subject to forfeiture and vesting restrictions and options to purchase 18,000 shares of common stock that are exercisable as of or within 60 days of March 20, 2009.

    (7)
    Consists of 17,312 shares of restricted stock subject to forfeiture and vesting restrictions and options to purchase 27,000 shares of common stock that are exercisable as of or within 60 days of March 20, 2009.

    (8)
    Consists of 8,500 shares held directly, 15,182 shares of restricted stock subject to forfeiture and vesting restrictions and options to purchase 18,000 shares of common stock that are exercisable as of or within 60 days of March 20, 2009.

    (9)
    Consists of 11,682 shares of restricted stock subject to forfeiture and vesting restrictions.

    (10)
    Total includes shares beneficially owned by Timothy Marquez as described in the preceding table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of the copies of such reports available to us and written representations that no other reports were required, we believe that all reporting obligations of our officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended December 31, 2008, except for late reports filed in connection with restricted stock grants made on February 25, 2008 to members of the then existing Board of Directors (M. W. Scoggins; Mark Snell; J. C. McFarland; Richard Walker; Timothy Brittan; and Joel Reed), Timothy Ficker, Douglas Griggs, and Timothy Marquez, with all of the requisite Form 4s filed on March 25, 2008.

CORPORATE GOVERNANCE

General

        Our business is managed under the direction of the Board. In connection with its oversight of our operations and governance, the Board has adopted, among other things, the following:

  •
  Corporate Governance Guidelines to implement certain policies regarding the governance of our company;

  •
  a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues;

  •
  Categorical Standards of Director Independence (the "Categorical Standards") to assist the Board in assessing directors' independence (see "—Director Independence and Categorical Standards");

  •
  Charters of the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee of the Board; and

  •
  a Security Holder Communication Policy pursuant to which holders of our securities can communicate with the Board, Board committees and/or individual directors (see "—Security Holder Communication Policy").

        Each of these documents can be viewed on our website at www.venocoinc.com under the heading "Investor Relations" and the subheading "Corporate Governance." We will disclose on our website any amendment or waiver of the Code of Business Conduct and Ethics in the manner required by SEC and NYSE rules. Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Venoco, Inc., Attn: Secretary, 370 17th Street, Suite 3900, Denver, Colorado 80202-1370.

        The Board meets regularly to review significant developments affecting us and to act on matters requiring its approval. Directors are requested to make attendance at meetings of the Board and Board committees a priority, to come to meetings prepared, having read any materials provided to them prior to the meetings and to participate actively in the meetings. The Board held six meetings in 2008 and acted three times by written consent. No director, during his or her period of service, attended fewer than 75% of the total number of meetings of the Board and committees on which he or she served. Directors are expected to attend the Annual Meeting. All directors but one who were members of the Board at the time of the 2008 annual stockholders' meeting attended the meeting.

 Board Committees

        The composition and primary responsibilities of the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee are described below.

        The Audit Committee currently consists of Messrs. McFarland, Reed and Walker, with Mr. McFarland acting as Chairman. The primary function of the Audit Committee is to assist the Board in its oversight of our financial reporting process. Among other things, the committee is responsible for reviewing and selecting our independent registered public accounting firm and reviewing our accounting practices. The Board has determined that each member of the committee qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of SEC Regulation S-K and that each member of the committee is independent under applicable NYSE and SEC rules and the Categorical Standards. See "Proposal One—Election of Directors—Board of Directors" for a summary of the business experience of each member of the committee. During 2008, the Audit Committee held fourteen meetings and acted twice by written consent.

        The Compensation Committee currently consists of Messrs. Snell, McFarland and Walker, with Mr. Snell acting as Chairman. The Compensation Committee's primary function is to discharge the Board's responsibilities relating to the compensation of our CEO and to make recommendations to the Board regarding the compensation of our other executive officers. Among other things, the committee reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the performance of the CEO in light of those goals and objectives and sets the compensation of the CEO. The Board has determined that each member of the committee is (i) independent under applicable NYSE rules and the Categorical Standards, (ii) a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and (iii) an "outside director" as defined in Section 162(m) of the Code. During 2008, the Compensation Committee held eight meetings and acted twice by written consent.

        The Corporate Governance/Nominating Committee currently consists of Mr. Reed, Dr. Scoggins and Ms. Lucas, with Mr. Reed acting as Chairman. The Corporate Governance/Nominating Committee's primary functions are to (i) identify, evaluate and recommend to the Board qualified candidates for election or appointment to the Board, (ii) review, evaluate and recommend changes to our Corporate Governance Guidelines and (iii) monitor and oversee matters of corporate governance, including the evaluation of Board and management performance and the independence of directors. The Board has determined that each member of the committee is independent under applicable NYSE rules and the Categorical Standards. During 2008, the Corporate Governance/Nominating Committee held five meetings.

        The charter of the Corporate Governance/Nominating Committee provides that director candidates recommended by security holders will be considered on the same basis as candidates recommended by other persons. A security holder who wishes to recommend a candidate should contact us at Venoco, Inc., Attn: Secretary, 370 17th Street, Suite 3900, Denver, Colorado 80202-1370. The committee will assess each candidate, including candidates recommended by security holders, by evaluating all factors it considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The charter provides that nominees must meet certain minimum qualifications. In particular, a nominee must:

  •
  have displayed the highest personal and professional ethics, integrity and values and sound business judgment;

  •
  be highly accomplished in his or her field;

  •
  have relevant expertise and experience;

  •
  be independent of any particular constituency and able to represent all of our stockholders; and

  •
  have sufficient time available to devote to the activities of the Board.

        The committee may retain a search firm to assist it in identifying potential candidates, but it has not done so to date.

Compensation Committee Interlocks and Insider Participation

        We had no compensation committee interlocks with any entity in 2008. In addition to the current members of the Compensation Committee described above, J. Timothy Brittan served as a member of the committee during part of 2008. As disclosed under "Related Party Transactions" in this proxy statement, Mr. Brittan resigned from our Board of Directors effective August 29, 2008 in order to avoid conflicts of interest that may arise from an agreement between us and Infinity Oil & Gas, Inc., a company for which Mr. Brittan is president and a principal owner.

Director Independence and Categorical Standards

        As discussed under "—Board Committees," the Board has determined that, other than Mr. Marquez, each member of the Board is independent under NYSE rules and the Categorical Standards. J.Timothy Brittan was a member of the Board for part of 2008. The Board determined that Mr. Brittan was independent under NYSE rules and the Categorical Standards during the period of his service to the Board. Pursuant to the Categorical Standards, a director may not be considered independent if he or she:

  •
  is an employee, or has an immediate family member who is an executive officer, of Venoco, until three years after the end of such employment relationship, provided that employment as an interim Chairman of the Board or interim executive officer shall not disqualify a director from being considered independent following service in either capacity;

  •
  has received, or has an immediate family member who has received, more than $100,000 in direct compensation from Venoco in any 12-month period within the past three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), provided that compensation received by a director for prior service as an interim Chairman of the Board or interim executive officer, and compensation received by an immediate family member for service as a non-executive employee of Venoco, need not be considered in determining independence under this test;

  •
  is affiliated with or employed by, or has an immediate family member who is affiliated with or employed in a professional capacity by, a current or former internal or external auditor of Venoco, until three years after the end of the affiliation or the employment or auditing relationship;

  •
  is employed, or has an immediate family member who is employed, as an executive officer of another company where any of Venoco's current executive officers serve on the other company's compensation committee, until three years after the end of such service or the employment relationship; or

  •
  is an employee, or an immediate family member is an executive officer, of a company that has made payments to, or has received payments from, Venoco for property or services in an amount that, in any of the last three fiscal years, exceeded the greater of (i) $1.0 million or (ii) two percent of such other company's consolidated gross revenues.

Non-Management Sessions

        The Board schedules regular executive sessions involving exclusively non-management directors as required by NYSE rules. Mr. Reed, as our lead independent director, presides at all such executive sessions.

 Security Holder Communications Policy

        In recognition of the importance of providing stockholders and other interested parties with the ability to communicate with members of the Board, including non-management directors, the Board has adopted a Security Holder Communications Policy, a copy of which is available on our website. Pursuant to the policy, security holders and other persons may direct correspondence to the Board or to any individual director by e-mail to shareholders@venocoinc.com or by mail to the following address: Venoco, Inc., Attn: Secretary, 370 17th Street, Suite 3900, Denver, Colorado 80202-1370.

        Communications should not exceed 1,000 words in length and should indicate (i) the type and amount of Venoco securities held by the person submitting the communication and/or the nature of the person's other interest in Venoco, (ii) any personal interest the person has in the subject matter of the communication and (iii) the person's mailing address, e-mail address and telephone number. Unless the communication relates to an improper topic (e.g., it contains offensive content or advocates that we engage in illegal activities) or it fails to satisfy the procedural requirements of the policy, we will deliver it to the person(s) to whom it is addressed.

Absence of Appraisal Rights

        We are incorporated in the State of Delaware and, accordingly, are subject to the Delaware General Corporation Law. Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to any of the proposals to be acted upon at the Annual Meeting.

Stockholder Proposals

        Any proposal that a stockholder wishes to include in proxy materials for our 2010 annual meeting of stockholders must be received no later than December 9, 2009 and must be submitted in compliance with SEC Rule 14a-8. Proposals should be directed to Venoco, Inc., Attn: Secretary, 370 17th Street, Suite 3900, Denver, Colorado 80202-1370.

        Any proposal or nomination for director that a stockholder wishes to propose for consideration at the 2010 annual meeting of stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Section 2.5 of our bylaws, and must be received at our principal executive offices no earlier than January 20, 2010 and no later than February 19, 2010, in each case assuming that the 2010 annual meeting is held on the anniversary of the Annual Meeting. Any such proposal must be an appropriate subject for stockholder action under applicable law and must otherwise comply with Section 2.5 of our bylaws.

        Pursuant to SEC Rule 14a-4(c)(1), if our Secretary receives any stockholder proposal at the address listed above after February 22, 2010 that is intended to be presented at the 2010 annual meeting without inclusion in the proxy statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

        The Compensation Committee believes that:

  •
  Executive interests should be aligned with stockholder interests;

  •
  Executive compensation should be structured to provide appropriate incentive and reasonable reward for the contributions made and performance achieved; and

  •
  A competitive compensation package must be provided to attract, motivate and retain experienced and talented executives.

        Our executive compensation program is designed to align pay with short and long-term company performance. The intent of the program is to put a substantial portion of compensation at-risk and tied to performance, and to reward unique or exceptional contributions to overall sustainable value creation for stockholders. The Compensation Committee's intent is to maintain an executive compensation program that:

  •
  Encourages growth in our oil and gas reserves, cash flow and profitability;

  •
  Aligns executive and stockholder interests by requiring a substantial ongoing equity ownership position for executives;

  •
  Attracts, motivates and retains superior executive talent over the long-term; and

  •
  Provides compensation opportunities for high-performing executives.

        The components of our executive compensation are presented below and discussed in more detail later in this report:

  •
  a base salary that is between the 50th and 75th percentile of base salary offered by other oil and natural gas exploration and production enterprises similar to our company, the actual positioning of which is determined by individual performance, experience and personal competencies, and with the 75th percentile reserved for only exceptional performers;

  •
  annual incentive compensation generally targeted at the 50th percentile for achieving expected performance levels; and

  •
  long-term incentive compensation generally targeted at the 50th percentile, with upside approaching the 75th percentile (to reward achievement of company objectives, individual responsibility and productivity, and high quality work).

While the Compensation Committee believes the total compensation of our executive officers should be targeted between the 50th and 75th percentile of the comparative industry peer group, it does not mechanically apply the above compensation components. Rather, careful consideration is given to the appropriate percentage mix of such components so that each of our executive officers is individually and appropriately incentivized. In addition, the Compensation Committee approves case-specific compensation plans to accommodate individual circumstances or non-recurring situations, as appropriate. The competitive market is determined by reference to the compensation practices of an industry peer group as set forth below.

Industry Peer Group

        The companies selected by the Compensation Committee for the peer group represent independent exploration and production companies that focus on the acquisition, exploration, exploitation and development of oil and natural gas properties. The composition of our peer group is reviewed annually by the Compensation Committee to ensure the companies continue to remain relevant for comparative purposes. Our 2008 peer group of companies, which remained unchanged from 2007, was as follows:

• Berry Petroleum Company	• Plains Exploration & Production Company
• Bill Barrett	• Quicksilver Resources Inc.
• Clayton Williams Energy	• Range Resources Corporation
• Comstock Resources, Inc.	• Rosetta Resources
• Denbury Resources Inc.	• St. Mary Land & Exploration Company
• Encore Acquisition Company	• Stone Energy Corporation
• Harvest Natural Resources	• Swift Energy Company
• Meridian Resource	• Whiting Petroleum Corporation

        We also consider competitive market practices from sources such as Equilar Insight Salary Surveys and HR Roundtable Organizations, which present synthesized, general data from a broad cross-section of companies in various industries.

Setting Compensation

        Management provides the Compensation Committee with summary compensation information to assist it in understanding the totality of our executive compensation and benefit programs. This information shows the total dollar value of an executive officer's accumulated compensation and benefits including holdings of our common stock and accumulated unrealized gains under prior equity-based compensation awards. These summaries provide the Compensation Committee with important information useful in analyzing and understanding the design, operation and effectiveness of our executive compensation programs.

        The Compensation Committee approves the final determination of compensation for Mr. Marquez, our CEO and Chairman, and the principal holder of our common stock. The Compensation Committee makes annual recommendations to the Board with respect to the compensation of executive officers other than Mr. Marquez. In making its recommendation to the Board, the Compensation Committee reviews the summary compensation information for each executive officer and considers the executive officer's base salary, potential payments under selected performance scenarios and termination of employment and change-in-control scenarios, as well as accumulated equity in our company. The purpose of this process is to analyze the total amount of actual and projected compensation of our executive officers and to determine whether any one component of compensation should be changed. The Compensation Committee then considers whether the actual and projected compensation is aligned with its compensation philosophy and competitive market practices.

        According to its charter, the Compensation Committee may, subject to limits imposed by applicable law and NYSE rules, delegate some or all of its authority to a subcommittee consisting of one or more of its members.

        The Compensation Committee most recently determined that the compensation of our executive officers, both the total and their components, were generally consistent with the Compensation Committee's expectations, philosophy and current market practices.

Elements of Compensation

        There are three primary components of our executive compensation program: (1) base salary; (2) annual cash bonuses; and (3) long-term incentive equity awards. Company perquisites are a minor element of our executive compensation program. Each element is described below.

        Base Salary.    The Compensation Committee believes that base salary is a critical element of executive compensation for attracting and retaining outstanding employees at all levels. The base salaries of our executive officers are reviewed by the Compensation Committee on an annual basis and adjusted from time to time to realign salaries with market levels, after taking into account individual responsibilities, performance and experience. Base salary is targeted for all executive officers between the 50th and 75th percentile of base salary offered by companies in our peer group, with the 75th percentile reserved for exceptional performers. Individual salaries take into account the individual's performance, experience and personal competencies. Increases in base salaries from 2007 to 2008 and from 2008 to 2009 averaged 17% and 18%, respectively, for our named executive officers and are as follows:

Name	2007 Base Salary	2008 Base Salary	2009 Base Salary
Timothy M. Marquez	$483,483	$575,000	$670,000
William S. Schneider	$311,718	$325,000	$357,500
Timothy A. Ficker	$220,000	$265,000	$365,000
Terry L. Anderson	$238,853	$252,802	$285,000
Mark A. DePuy	$239,062	$325,000	—

        The base salaries of our named executive officers generally fell between the 50th and 75th percentiles among the peer group. Different percentage increases in base salaries in 2008 resulted primarily from the Compensation Committee's updated review of base salaries paid for various positions by peer group companies. The Compensation Committee views 2008 and 2009 salary levels as consistent with its compensation philosophy, given the ongoing changes in peer compensation levels. The Committee took no additional action to revise base salaries during the year.

        Annual Cash Bonuses.    The Compensation Committee may award or recommend cash bonuses to our executive officers pursuant to our 2007 Senior Executive Bonus Plan (the "Senior Executive Bonus Plan"). The Senior Executive Bonus Plan is a performance-based plan intended to satisfy the requirements of Section 162(m) of the Code to ensure the deductibility of bonuses paid within specified maximum dollar amounts. Under the Senior Executive Bonus Plan, the Compensation Committee sets a target award and the related performance criteria, which may be expressed as a percentage of an executive officer's base salary. In addition, the Compensation Committee may award or recommend discretionary annual bonuses to our executive officers for outstanding performance.

        In 2008, we amended the Senior Executive Bonus Plan to provide that if we are required to restate our financial results due to material noncompliance with financial reporting requirements under applicable securities laws, the Compensation Committee shall have the discretion to recover incentive compensation from any participants who benefitted from prior actions or decisions that necessitated such financial restatements.

        The bonus opportunity is stated as a percentage of base salary and is set using the Compensation Committee's philosophy to target bonus levels (as a percentage of base salary) consistent with the competitive market for executives in similar positions. During 2008, the bonus opportunity at a 100% of target level payout for our named executive officers was as follows:

Name	Percentage of Salary	Total
Timothy M. Marquez	140%	$805,000
William S. Schneider	65%	$211,250
Timothy A. Ficker	45%	$119,250
Terry L. Anderson	45%	$113,761
Mark A. DePuy	65%	$211,250

        Under the Senior Executive Bonus Plan, four performance criteria were selected for 2008, each comprising 25% of the target bonus: (1) average daily net production, (2) growth in estimated reserves, (3) finding and development costs, and (4) the ratio of debt to Adjusted EBITDA. For each of the four metrics, the bonus payout targets for 2008 can be summarized as follows:

	Threshold Performance	Maximum Bonus Level Performance
Average Daily Net Production (BOE/d)	20,000	23,500
Reserve Growth (% increase)	5	40
Finding and Development Costs, per BOE	$45	$12
Debt to Adjusted EBITDA	3.5	2.0

        The bonus paid under the Senior Executive Bonus Plan is reflected in the following table and in "Executive Officer Compensation in 2008—Summary Compensation Table." In calculating the 2008 payout amount, the Compensation Committee calculated the finding and development, reserve growth and debt to Adjusted EBITDA goals on a pro forma basis giving effect to the sale of the Hastings complex which was sold to Denbury Resources effective January 1, 2009. The Compensation Committee determined that we operated the Hastings complex in anticipation of a possible sale and thus such operations affected the metrics used in calculating bonus awards for the named executive officers. After considering the results of this pro forma calculation together with actual results, the Compensation Committee determined the appropriate payout for 2008 to be 108% of target. This payout results in a weighted average of the components of: (1) 23% of the target payout based on our average daily net production, (2) 29% of the target payout based on our reserve growth, (3) 19% of the target payout based on our finding and development goal, and (4) 37% of the target payout based on our year-end ratio of debt to Adjusted EBITDA, and thus achieved a 108% target payout.

	2008 Awards under the Senior Executive Bonus Plan
Name	Target Award (% of Base Salary)	Maximum Adjusted Target Award (% of Base Salary)	Actual Award (% of Base Salary)	Actual Award($)
Timothy M. Marquez	140%	280%	151%	$869,400
William S. Schneider	65%	130%	70%	$228,150
Timothy A. Ficker	45%	90%	49%	$128,790
Terry L. Anderson	45%	90%	49%	$122,862
Mark A. DePuy(1)	65%	130%	0%	$0

(1)
Mr. DePuy resigned as our COO, effective November 3, 2008, see "—Executive Officer Compensation in 2008—Summary Compensation Table" for further discussion.

        The Compensation Committee selected the following five performance criteria for 2009 under the Senior Executive Bonus Plan: (1) average daily net production, (2) reserve replacement, (3) finding and development costs, (4) the ratio of debt to Adjusted EBITDA, and (5) lease operating expenses plus general and administrative expenses.

        Equity Compensation.    We believe the use of stock-based awards creates an ownership culture that encourages the long-term performance of our executive officers. We currently sponsor the 2000 Stock Incentive Plan (the "2000 Stock Plan") and the Amended and Restated 2005 Stock Incentive Plan (the "2005 Stock Plan"). Only non-qualified stock options have been granted under the 2000 Stock Plan. Possible awards under the 2005 Stock Plan include incentive stock options, non-qualified stock options, restricted stock and stock appreciation rights.

        We currently make equity awards in the form of restricted stock with performance-based vesting for executive officers. We believe restricted stock is a fair form of equity compensation because it aligns the recipient's interests with those of our stockholders and is less dilutive to our stockholders than stock options. All of our awards of restricted stock in 2008 were made under our 2007 Long-Term Incentive Plan, or LTIP, as discussed below. In March 2009, the Compensation Committee awarded our chief financial officer, Timothy Ficker, 30,000 shares of restricted stock that vest in full on March 5, 2014. This grant, which is time-based rather than performance-based, was made in recognition of Mr. Ficker's outstanding performance in 2008 and with the goal of retaining his services for the foreseeable future.

        In March 2007, the Compensation Committee adopted the LTIP pursuant to the 2005 Stock Plan to encourage our executive officers to focus on our long-term performance relative to the performance of our peer group, and to provide an opportunity for our executive officers and certain designated key employees to increase their stake in our company through grants of common stock. Performance for the 2008-2011 grant cycle and subsequent cycles under the LTIP is measured against our peer group of companies, with awards ranging from zero to 100% of the target number of shares allocated to each executive officer, depending upon our performance. Awards are earned at the target level if our total stockholder return, including reinvestment of dividends, is at least at the 75th percentile of our peer group. In addition, annualized total stockholder return must be at least at the 50th percentile of our peer group to generate a threshold payout of 50% of the target number of allocated shares. Twenty-five percent of the shares are first eligible for vesting each calendar year, beginning with the first year. Any shares not vested for a calendar year will be rolled forward and will be eligible for vesting in the following year. Any shares not vested as of the end of the four year period are forfeited. A summary of the vesting schedule for the grants made in 2008 is as follows:

Venoco Return Relative to Peer Group	Vesting Amount
Equal to or greater than 75th percentile	100% of available shares in tranche
Equal to or greater than 50th percentile but less than 75th percentile	50% of available shares in tranche, plus 4% of the remaining available shares in tranche for every percentile our total stockholder return is above the 50th percentile relative to the peer group
Less than 50th percentile	No vesting

        If an executive officer's employment terminates during a measurement period, the unvested portion of his award is generally forfeited, except as otherwise provided in his employment agreement or the relevant award agreement. The Compensation Committee may amend, suspend or terminate the LTIP at any time without stockholder approval.

        We made grants under the LTIP to our named executive officers in 2008 and 2009, as follows:

Name	2008	2009
Timothy M. Marquez	159,891	266,964
William S. Schneider	—	—
Timothy A. Ficker	26,768	40,784
Terry L. Anderson	—	34,511
Mark A. DePuy	—	—

        Restricted stock grants made in 2008 were based on an evaluation of our peer group practices with respect to similar awards, after giving consideration to the number of equity awards already held by each of our executives. None of the restricted shares granted under the LTIP in 2007 or 2008 with performance conditions have vested based upon our performance relative to our peer group companies.

Perquisites and Other Compensation

        We have provided, and intend to continue to maintain, relatively modest executive benefits and perquisites for our executive officers. However, the Compensation Committee in its discretion may revise, amend or add to our executive officers' benefits and perquisites if it deems such action advisable.

Equity Ownership Guidelines

        Consistent with our compensation philosophy, our Board adopted equity ownership guidelines in November 2007 to further align the interests of our executive officers with those of our stockholders. Under these guidelines, certain officers are expected to hold a minimum number of shares with a fair market value equal to a multiple of the officer's base salary, the amount of which increases based on the officer's responsibilities and title within our company. The guidelines applicable to our executive officers are as follows:

Title of Executive Officer	Minimum Level of Ownership
Chief Executive Officer	5x base salary
President	3x base salary
Chief Financial Officer	2x base salary
Chief Operating Officer	2x base salary
General Counsel	2x base salary
Vice Presidents	1x base salary

        Officers subject to the guidelines are expected to attain the minimum levels of ownership within five years and to acquire at least 20% each year towards those minimum levels. Shares subject to vesting requirements are generally included in determining the officer's ownership for this purpose; however, vested unexercised stock options are not included. Until the minimum cumulative ownership levels are attained, officers are expected to retain 50% of their net shares obtained through option exercises or grants.

Tax and Accounting Implications

        Deductibility of Executive Compensation.    As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1.0 million that is paid to certain individuals unless certain requirements are satisfied. The Compensation Committee believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

        Nonqualified Deferred Compensation.    In October 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. We believe that we are operating in good faith compliance with the statutory provisions of the act, which became effective January 1, 2005.

        Accounting for Stock-Based Compensation.    Effective January 1, 2006, we began accounting for stock-based payments in accordance with the requirements of SFAS Statement 123R.

Employment and Other Agreements

        We have employment agreements with each of our executive officers pursuant to which an executive officer will receive benefits if his employment is terminated (other than for misconduct) by our company, by our executive officer's death or disability or in certain circumstances following a change in control. These arrangements reinforce and encourage our executive officers' continued attention and dedication to their duties without the distraction arising from the possibility of a change in control of our company and are intended to facilitate a smooth transition in the event of a change in control of our company. In addition, these arrangements provide our executive officers with severance to help ease their financial transition from our company. The details and amount of these benefits are described in "—Executive Officer Compensation in 2008—Potential Payments Upon Termination or Change in Control."

        Mark DePuy resigned as our COO, effective November 3, 2008 and received severance payments pursuant to a separation agreement we entered into with him as described in "—Executive Officer Compensation in 2008—Summary Compensation Table." The amounts he received were consistent with those he would have received under his employment agreement for a termination without cause, except that the exercise period for 142,750 of Mr. DePuy's vested options was extended to October 31, 2011 rather than the options terminating upon his separation date.

Compensation Committee Report

        We, the Compensation Committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the company, and, based on such review and discussion, have recommended to the Board inclusion of the Compensation Discussion and Analysis in this proxy statement and, through incorporation by reference from this proxy statement, the company's Annual Report on Form 10-K for the year ended December 31, 2008.

                      Compensation Committee:

                      Mark A. Snell, Chairman
                      J.C. "Mac" McFarland
                      Richard S. Walker

Executive Officer Compensation in 2008

Summary Compensation Table

        The following table summarizes the total compensation paid or earned by our principal executive officer, our principal financial officer and our two other executive officers other than the principal executive officer and principal financial officer who were serving as executive officers as of December 31, 2008 (the "named executive officers"). The table also includes compensation information for Mark DePuy, our former Chief Operating Officer, because he would have been a named executive officer but for the fact that he was not serving as an executive officer as of December 31, 2008.

			Bonus
Name and Principal Position	Year	Salary ($)	Discretionary Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(5)	Total ($)
Timothy M. Marquez, CEO	2008	$575,000	—	$869,400	$1,119,958	—	$26,158	$2,590,516
	2007	$483,483	$71,298	$290,089	$703,602	—	$23,896	$1,572,368
	2006	$434,833	$543,542	—	—	—	$37,941	$1,016,316
William S. Schneider	2008	$325,000	—	$228,150	—	$645,768	$35,230	$1,234,148
President	2007	$311,718	—	$120,557	—	$645,768	$34,591	$1,112,634
	2006	$293,313	$190,653	—	—	$645,768	$476,566	$1,606,300
Timothy A. Ficker, CFO(3)	2008	$265,000	—	$128,790	$69,704	$133,402	$38,776	$635,672
	2007	$173,462	$10,537	$46,835	—	$237,901	$17,561	$486,296
	2006	—	—	—	—	—	—	—
Terry L. Anderson	2008	$252,802	—	$122,862	—	$117,964	$30,168	$523,796
General Counsel and	2007	$238,853	$18,511	$35,828	—	$117,964	$28,377	$439,533
Secretary	2006	$223,891	$100,751	—	—	$117,964	$113,372	$555,978
Mark A. DePuy	2008	$272,083	—	—	—	$235,966	$971,981	$1,480,030
Chief Operating Officer(4)	2007	$239,062	$15,538	$93,235	—	$281,581	$72,010	$701,426
	2006	$221,594	$124,647	—	—	$277,744	$108,859	$732,844

(1)
Amounts shown represent annual incentive bonus awards under the Senior Executive Bonus Plan, which are discussed in "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonuses." Amounts for 2008 reflect cash compensation earned in 2008 but not paid until 2009 upon release of our audited financial statements.

(2)
Amounts shown do not reflect compensation actually received by our executive officers or the actual value that may be recognized by the executive officers with respect to these awards in the future. Instead, the amounts shown are the compensation costs recognized for financial reporting purposes in 2008, 2007 and 2006, in accordance with SFAS 123R for stock-based awards granted pursuant to the 2000 and 2005 Stock Plans, disregarding estimates of forfeitures related to service-based vesting conditions and reflecting the effect of any actual forfeitures. No such forfeitures occurred in 2007 or 2006. See note 4 below for discussion of options forfeited by Mr. DePuy upon resignation from our company in 2008. Assumptions used in the calculation of these amounts are included in note 8 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the SEC on March 5, 2009.

(3)
Mr. Ficker's employment commenced effective March 19, 2007. His 2007 annual base salary of $220,000 is prorated for purposes of this table.

(4)
Mr. DePuy resigned as COO, effective November 3, 2008. His 2008 annual base salary of $325,000 is prorated for the purposes of this table. The amount shown in "All Other Compensation" reflects the following severance payments to Mr. DePuy pursuant to his separation agreement: (i) two times his 2008 base salary, (ii) two times $124,647, his bonus with respect to 2006, (iii) all accrued and unpaid vacation, and (iv) retention of 142,750 vested options with an exercise period to expire on October 31, 2011. Per the terms of his separation agreement, Mr. DePuy forfeited 66,250 vested options and 77,500 unvested options upon his departure from our company.

(5)
The amounts for 2008 entitled "All Other Compensation" are detailed in the following table:

Name	Qualified Retirement Plan Employer Match ($)	Premium Towards Health and Welfare Plans ($)	Secured Parking Premiums ($)	Housing Allowance ($)	Health Club Dues ($)	Other ($)
Timothy M. Marquez	—	$20,211	$3,120	—	$2,827	—	(a)
William S. Schneider	$9,785	$20,211	$3,120	—	$2,114	—
Timothy A. Ficker	$13,331	$20,211	$3,120	—	$2,114	—
Terry L. Anderson	$14,638	$15,530	—	—	—	—
Mark A. DePuy	$13,281	$18,436	—	$25,250	$1,298	$913,716	(b)

(a)
We currently provide office space we are not using in our Denver, Colorado office to Mr. Marquez's wife and four other persons. Mrs. Marquez, on a volunteer basis, assists with the coordination of our charitable giving programs. Other activities conducted by those persons in that office space include performing services for other charitable institutions and conducting personal business for Mr. and Mrs. Marquez. Because such office space would otherwise be vacant, we believe that the aggregate incremental cost to our company is de minimis.

(b)
Represents severance payment amount as a result of Mr. DePuy's resignation effective November 3, 2008 in accordance with the Resignation and Release Agreement between us and Mr. DePuy dated October 20, 2008. The severance payment was made in two equal installments, the first on November 3, 2008 and the second on January 5, 2009.

Grants of Plan-Based Awards

        The following table summarizes grants of plan-based awards under the Senior Executive Bonus Plan and the 2005 Stock Plan to our named executive officers during 2008 and possible future payouts pursuant to those awards.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy M. Marquez	2/25/2008	(3)	—	$805,000	$1,610,000	79,946	—	159,891	$1,665,425
William S. Schneider	—		—	$211,250	$422,500	—	—	—	—
Timothy A. Ficker	2/25/2008	(3)	—	$119,250	$238,500	13,384	—	26,768	$278,815
Terry L. Anderson	—		—	$113,761	$227,522	—	—	—	—
Mark A. DePuy(4)	—		—	$211,250	$422,500	—	—	—	—

(1)
Non-equity incentive awards consist of annual bonuses payable under the Senior Executive Bonus Plan. Amounts reported in the table represent estimates at the beginning of 2008 expected to be paid under performance guidelines established by the Compensation Committee. See "—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonuses."

(2)
Equity incentive plan awards consist of restricted stock subject to vesting and forfeiture requirements described in "—Compensation Discussion and Analysis—Elements of Compensation—Equity Compensation." The amounts shown in the "Threshold" column reflect the assumption that 50% of the shares will vest, which represents the minimum amount of shares payable if any vesting under the LTIP occurs.

(3)
These shares of restricted stock were granted under the 2005 Stock Plan. These shares of restricted stock only vest if certain performance criteria are satisfied over the four year grant cycle as described in "Compensation Discussion and Analysis—Elements of Compensation—Equity Compensation."

(4)
As a result of his resignation effective November 3, 2008, Mr. DePuy's options were modified which resulted in the forfeiture of 66,250 vested options and 77,500 unvested options. Mr. DePuy retained 142,750 vested options, which will expire on October 31, 2011.

Outstanding Equity Awards

        The following table summarizes the holdings of stock options and restricted shares by our named executive officers as of December 31, 2008. Each equity grant is shown separately for each named executive officer. All stock options shown vest over a four year period, with 20% vesting on the grant date and 20% vesting on each subsequent anniversary of the grant date. Vesting may be accelerated in some circumstances. All restricted shares vest only if certain performance criteria are satisfied over the four year grant cycle as described in "—Compensation Discussion and Analysis—Elements of Compensation—Equity Compensation."

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(1)
Timothy M. Marquez	—	—		—	—	205,882	(4)	$557,940
	—	—		—	—	159,891	(5)	$433,305
William S. Schneider	890,390	228,848	(2)	$6.00	3/1/2015	—		—
	130,770	32,693	(2)	$7.33	3/1/2015	—		—
	130,770	32,693	(2)	$8.67	3/1/2015	—		—
Timothy A. Ficker	40,000	60,000	(3)	$14.97	3/19/2017	26,768	(6)	$72,541
Terry L. Anderson	180,000	52,500	(2)	$6.00	3/1/2015	—		—
Mark A. DePuy	45,875	—		$12.00	10/31/2011	—		—
	46,875	—		$13.33	10/31/2011	—		—
	50,000	—		$20.00	10/31/2011	—		—

(1)
The amount shown reflects a closing price for the last trading day of 2008 of $2.71 per share and an assumption that 100% of the shares will vest.

(2)
These options became exercisable on March 1, 2009.

(3)
One-third of these options became exercisable on March 19, 2009 and the remaining options become exercisable in equal installments on March 19th of 2010 and 2011.

(4)
Mr. Marquez may vest in up to 154,412 shares at December 31, 2009 and 51,470 shares at December 31, 2010 if certain criteria described in "—Compensation Discussion and Analysis—Elements of Compensation—Equity Compensation" are met. Minimum threshold performance would cause a lesser amount of the shares to vest.

(5)
Mr. Marquez may vest in up to 79,945 shares at December 31, 2009, 39,973 shares at December 31, 2010 and 39,973 shares at December 31, 2011 if certain criteria described in "—Compensation Discussion and Analysis—Elements of Compensation—Equity Compensation" are met. Minimum threshold performance would cause a lesser amount of the shares to vest.

(6)
Mr. Ficker may vest in up to 13,384 shares at December 31, 2009, 6,692 shares at December 31, 2010 and 6,692 shares at December 31, 2011 if certain criteria described in "—Compensation Discussion and Analysis—Elements of Compensation—Equity Compensation" are met. Minimum threshold performance would cause a lesser amount of the shares to vest.

Option Exercises and Stock Vested

        The following table summarizes option exercises for our named executive officers in 2008. The amount shown in the "Value Realized on Exercise of Option" column reflects the difference between the exercise price and the market value of the shares on the date of exercise.

Name	Number of Shares Acquired on Exercise of Option	Value Realized on Exercise of Option
Timothy M. Marquez	—	—
William S. Schneider	15,000	$216,391
Timothy A. Ficker	—	—
Terry L. Anderson	30,000	$494,571
Mark A. DePuy	1,000	$10,860

Pension Benefits Table

        We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our executive officers in connection with their retirement.

Non-Qualified Defined Contribution and Other Deferred Compensation Plans

        We do not have any non-qualified defined contribution plan or other deferred compensation plans that provide for payments or other benefits to our executive officers.

Potential Payments Upon Termination or Change in Control

        The table below reflects estimated amounts of compensation payable to each of our named executive officers upon their termination of employment with us. The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to our executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such executive officer's termination.

        Regardless of the manner in which an executive officer terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  non-equity incentive compensation earned during the fiscal year, to the extent vested;

  •
  equity awarded pursuant to the 2000 and 2005 Stock Plans, to the extent vested;

  •
  amounts contributed and vested under our qualified retirement plan; and

  •
  unused vacation pay.

        If we terminate an executive officer's employment for a reason other than change in control, death, disability or such executive officer's misconduct, then we will pay him a lump sum in cash equal to two times the sum of (i) his base compensation and (ii) an amount equal to the greater of a specified dollar amount or the highest incentive award paid or payable during the three years preceding his termination of employment. In those circumstances, unvested stock options and restricted stock held by the officer generally vests per the terms of their applicable award agreements.

        However, if we terminate an executive officer's employment for a reason relating to a change in control of our company, his death or disability, or if he terminates employment for good reason in conjunction with a change in control, then such executive officer will receive:

  •
  a cash lump-sum payment equal to three times the sum of:

  •
  the executive officer's base salary;

  •
  an amount equal to the highest incentive award paid or payable to the executive officer under our incentive compensation plans during the current year and the three years prior to termination; and

  •
  an amount equal to the maximum contribution allowed under our qualified retirement plan.

  •
  life, disability, accident and group health insurance benefits for the 36-month period following the executive officer's termination, noting that such premiums charged to the executive officer cannot exceed the premiums he paid while an active employee of our company, and if any benefit is taxable to him, we will make him whole on a net after-tax basis; and

  •
  the opportunity to cancel all of his outstanding stock-based awards then held by him for a lump sum in cash equal to the sum of the value of all such awards, calculated as though all performance goals had been achieved.

        A "change in control" of the company is generally deemed to occur under the employment agreements if (i) any person or group other than Timothy Marquez (or a member of his family) becomes a beneficial owner of more than 50% of our voting stock, (ii) our stockholders approve a plan to liquidate us or to sell all or substantially all of our assets or (iii) Mr. Marquez (together with members of his family) is no longer the largest beneficial owner of our voting securities and is no longer our CEO or Chairman.

        The following table shows the potential payments upon termination of employment of our named executive officers.

Name	Event	Cash Severance Payment ($)	Continuation of Medical/Welfare Benefits (present value) ($)	Cashout of Stock-Based Awards/Accelerated Vesting ($)(1)	Total ($)
Timothy M. Marquez	Voluntary Termination and Termination For Misconduct:	—	—	—	—
	Involuntary Termination Not For Misconduct:	$2,888,800	—	$991,245	$3,880,045
	Involuntary or Good Reason Termination (Change-in- Control), Disability, or Death:	$4,379,700	$63,914	$991,245	$5,434,859
William S. Schneider	Voluntary Termination and Termination For Misconduct:	—	—	—	—
	Involuntary Termination Not For Misconduct:	$1,106,300	—	—	$1,106,300
	Involuntary or Good Reason Termination (Change-in- Control), Disability, or Death:	$1,705,950	$63,914	—	$1,769,864

Name	Event	Cash Severance Payment ($)	Continuation of Medical/Welfare Benefits (present value) ($)	Cashout of Stock-Based Awards/Accelerated Vesting ($)(1)	Total ($)
Timothy A. Ficker	Voluntary Termination and Termination For Misconduct:	—	—	—	—
	Involuntary Termination Not For Misconduct:	$787,580	—	$72,541	$860,121
	Involuntary or Good Reason Termination (Change-in- Control), Disability, or Death:	$1,227,870	$63,914	$72,541	$1,364,325
Terry L. Anderson	Voluntary Termination and Termination For Misconduct:	—	—	—	—
	Involuntary Termination Not For Misconduct:	$751,328	—	—	$751,328
	Involuntary or Good Reason Termination (Change-in- Control), Disability, or Death:	$1,173,492	$49,056	—	$1,222,548

(1)
Under the applicable employment agreements with our executive officers, each has a right in certain instances relating to termination of employment to require us to cancel all his outstanding stock based awards in exchange for a lump sum amount of cash equal to the "spread" inherent in each option and the fair market value of each stock grant, calculated as though all performance goals had been achieved. The amounts shown also reflect where applicable the assumed value of restricted stock vested following an involuntary termination not for misconduct. The market value of stock awards is based on the closing price for the last trading day of 2008 of $2.71 per share of the award. The exercise price of all outstanding options is greater than $2.71, therefore no value is shown related to options.

        See "Executive Officer Compensation in 2008—Summary Compensation Table" for a summary of the compensation paid to Mark DePuy in 2008 in connection with his termination of employment.

Director Compensation in 2008

        We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Cash payments to our directors for service during 2008 are summarized in the following table.

2008
Annual Retainer	$40,000
Board Meeting Fees	$2,000
Committee Meeting Fees	$1,000
Lead Director	$5,000
Audit Committee Chair	$15,000
Audit Committee Members	$5,000
Compensation Committee Chair	$8,500
Compensation Committee Members	$2,500
Corporate Governance/Nominating Committee Chair	$8,500
Corporate Governance/Nominating Committee Members	$2,500

        In some circumstances committee members may be compensated for time directly spent on committee matters other than attendance at meetings, in amounts not to exceed $3,000 per quarter. Directors who are our employees receive no compensation for their services as director.

        In 2007, we adopted an informal policy of granting equity awards in the form of restricted stock instead of options. In February 2008, we granted 7,000 shares of restricted stock to each of Messrs. Reed, Brittan and McFarland, 5,630 shares to Mr. Snell and 3,500 shares to Messrs. Walker and Scoggins. Since the end of fiscal year 2008, in February 2009, we granted 11,682 shares of restricted stock to each of our non-employee directors. The shares of restricted stock granted in 2008 and 2009 are subject to the performance-based vesting and forfeiture provisions described in "—Compensation Discussion and Analysis—Elements of Compensation—Equity Compensation." The number of shares granted to our non-employee directors in 2008 and 2009 was intended to compensate the directors in the 75th percentile of directors in our peer group.

        The equity ownership guidelines described in "—Compensation Discussion and Analysis—Equity Ownership Guidelines" apply equally to our directors except that each director is expected to own a minimum number of shares of common stock with an aggregate fair market value at the time of acquisition equal to twice the dollar amount of the annual board retainer paid to such director. This minimum number of shares should be attained no later than one year following the date on which the director joined the Board.

Director Summary Compensation Table

        The following table summarizes the compensation we paid to our non-employee directors during 2008. The table also includes compensation information for one of our former non-employee directors (Mr. Brittan) because he was a director during 2008.

Name(1)	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Joel L. Reed	2008	$91,210	$18,228	$60,456	$169,894
J.C. "Mac" McFarland	2008	$91,043	$18,228	$60,456	$169,727
Mark Snell	2008	$66,210	$14,661	$70,897	$151,768
Dr. M.W. Scoggins	2008	$57,459	$9,114	$77,391	$143,964
Richard Walker	2008	$74,043	$9,114	$77,391	$160,548
J. Timothy Brittan(3)	2008	$49,918	—	$39,577	$89,495

(1)
Mr. Marquez is not included in this table because he is an employee and therefore receives no compensation for his services as a director. The compensation received by Mr. Marquez as an employee is shown in "—Executive Officer Compensation in 2008—Summary Compensation Table."

(2)
As part of the 2008 compensation package, the directors received an aggregate of 33,630 shares of restricted stock having a grant date fair value of $10.42 per share. Amounts shown do not reflect compensation actually received by our directors or the actual value that may be recognized by our directors with respect to these awards in the future. Instead, the amounts shown are the compensation costs recognized for financial reporting purposes in 2008 in accordance with SFAS 123R for stock-based awards granted pursuant to the 2000 and 2005 Stock Plans, disregarding estimates of forfeitures related to service-based vesting conditions and reflecting actual forfeitures of 9,000 options and 7,000 shares of restricted stock by Mr. Brittan. Assumptions used in the calculation of these amounts are included in note 8 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the SEC on March 5, 2009. As of December 31, 2008, the aggregate number of options and unvested restricted stock outstanding for each director was as follows:

Joel L. Reed	— 7,000 shares of unvested restricted stock —	45,000 options
J.C. "Mac" McFarland	— 7,000 shares of unvested restricted stock —	45,000 options
Mark Snell	— 5,630 shares of unvested restricted stock —	45,000 options
Dr. M.W. Scoggins	— 3,500 shares of unvested restricted stock —	45,000 options
Richard Walker	— 3,500 shares of unvested restricted stock —	45,000 options
(3)
Mr. Brittan's term as a non-employee director ended on August 29, 2008, the day he resigned from the Board in connection with the acquisition by the company of certain oil and gas properties owned by an affiliate of Mr. Brittan. See "Transactions with Related Persons—Related Transactions—Property Acquisition from Infinity Oil & Gas." Mr. Brittan forfeited 7,000 unvested shares of restricted stock and 9,000 unvested options upon resignation. Mr. Brittan had 36,000 vested options at December 31, 2008 which expire on August 29, 2010.

 Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth certain information regarding shares of our common stock issuable upon the exercise of options granted under our compensation plans as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,504,263	$9.16	1,954,419	(1)
Equity compensation plans not approved by security holders	—	—	1,500,000	(2)
Total	3,504,263	$9.16	3,454,419

(1)
Awards under the 2005 Stock Plan may be made in the form of options, restricted stock or stock appreciation rights.

(2)
These shares are reserved for issuance under the 2008 Employee Stock Purchase Plan, which is being submitted for approval by our stockholders at the Annual Meeting.

TRANSACTIONS WITH RELATED PERSONS

Policy Regarding Related Person Transactions

        In March 2007, the Audit Committee adopted a written policy regarding the review and approval of transactions between us and any "related person." Under the policy, related persons include our directors and executive officers, holders of five percent or more of our common stock, immediate family members of any of those persons and any entities in which any of the foregoing persons hold a significant interest. The policy applies to any "related person transaction," which is generally defined as any transaction involving us and a related person where the amount involved exceeds $20,000, subject to some exceptions, including for (i) transactions in which the interest of the related person arises solely from his or her ownership of our common stock and all stockholders participate in the transaction on a pro rata basis and (ii) compensation- related transactions that are approved or recommended by the Compensation Committee.

        The policy provides that when a related person transaction is proposed, the Audit Committee will consider all material information relating to the transaction and the related person's relationship with us, and will approve the transaction only if it is in, or not inconsistent with, the best interests of us and our stockholders to do so. In circumstances where it is not practicable or desirable to wait until the next Audit Committee meeting, the Chairman of the committee may review the transaction, applying the same standard. In the event our chief executive officer, chief financial officer or general counsel becomes aware of a related person transaction that was not previously approved or ratified under the policy, the Audit Committee (or the Chairman) will review the transactions and evaluate all available options, including ratification, amendment, termination or rescission of the transaction. Except as otherwise indicated, each of the transactions described in "—Related Transactions" were reviewed and approved pursuant to the policy.

Related Transactions

Property Acquisition from Infinity Oil & Gas

        On September 9, 2008, we entered into a participation, purchase and sale agreement with Infinity Oil & Gas, Inc. ("Infinity") pursuant to which we acquired certain acreage in Texas from, and participate in an area of mutual interest with, Infinity. The maximum aggregate consideration payable by the company pursuant to the agreement is expected to be approximately $11.0 million. Mr. J. Timothy Brittan, who is the president and a principal owner of Infinity, resigned from our Board of Directors effective August 29, 2008 in order to avoid conflicts of interest that may arise from the agreement.

Property Acquisition from Marquez Trust

        On December 23, 2008, we entered into a purchase agreement with Carpinteria Bluffs LLC ("Bluffs"), an affiliate of our chief executive officer, pursuant to which (i) we acquired a 51-acre parcel of real property located in Carpinteria, California (the "bluffs property") from Bluffs for a purchase price of $5.3 million and (ii) an option held by Bluffs to acquire a 50% interest in ten acres of related property was terminated. We distributed the bluffs property and the option right to Bluffs as a dividend prior to our initial public offering of common stock in 2006. At that time, we and Bluffs entered into a dividend distribution agreement, a development agreement and ground lease relating to the properties, as described in the company's proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2007. Pursuant to the December 23, 2008 purchase agreement, the development agreement, the ground lease and the option right set forth in the dividend distribution agreement have each been terminated. The purchase agreement was approved by a special committee of the Board of Directors formed to consider the transaction.

Disgorgement of Profits

        On December 9, 2008 and January 12, 2009, the Marquez Trust paid to the company an aggregate of $964,417, an amount equal to the profits the Marquez Trust is deemed to have realized under Section 16(b) of the Exchange Act with respect to transactions involving our common stock. The transactions involved were (i) 44,945 out of 750,000 shares of common stock purchased for $2.80 per share on December 8, 2008, (ii) 17,980 out of 17,980 shares of common stock purchased for a weighted average price of $2.302 per share on December 30, 2008, (iii) 26,965 out of 80,000 shares of common stock purchased for a weighted average price of $2.5814 per share on December 31, 2008 and (iv) sales of 44,945 shares of common stock on July 14, 2008 for a weighted-average price of $24.0005 per share.

Recruiting Services and Related Payments

        Tim Ficker's wife is an employee of DreilingWest LLC, a personnel recruiting and staffing firm based in Denver, Colorado. In 2008, DreilingWest provided us with certain contract personnel and recruiting services. We paid approximately $314,000 to DreilingWest in connection with those personnel in 2008. Our relationship with DreilingWest LLC predated Mr. Ficker's appointment as our CFO. We have engaged DreilingWest LLC to provide similar services in 2009.

Office Building Lease

        We and our former subsidiary 6267 Carpinteria Avenue, LLC are parties to a lease pursuant to which we lease an office building from 6267 Carpinteria Avenue, LLC for $1.1 million per year. We paid a dividend consisting of 100% of the membership interests in 6267 Carpinteria Avenue, LLC to the Marquez Trust, our then-sole stockholder, in 2006. The payment of the dividend had no effect on our rights and obligations as set forth in the lease. The lease, which was entered into in 2001 and was amended in 2004, provides that the annual rent will increase by 10% in 2009 and by an additional 10% in 2014. We are also responsible for reimbursing 6267 Carpinteria Avenue, LLC for certain building operating expenses. The lease will expire in 2019. We paid a total of $1.1 million to 6267 Carpinteria Avenue, LLC pursuant to the lease in 2008. The lease was entered into prior to the adoption of our related person transaction policy, but the Audit Committee reviewed and approved the 2008 payments pursuant to the policy.

Registration Rights Agreement

        We entered into a registration rights agreement with the Marquez Trust in August 2006. Pursuant to the agreement, the trust has the right to demand that we register for resale some or all of its shares under the Securities Act of 1933, and will have the right to include some or all of its shares in registration statements we file, in each case subject to certain customary conditions, including the right of the underwriters to limit the number of shares included in any offering by us that is underwritten. The trust had the right to cause us to effect up to three registrations on Form S-1 and an unlimited number of registrations on Form S-3. In May 2007, we amended the agreement to permit the Marquez Foundation to include shares of our common stock in the registration statement on Form S-3 that was declared effective by the SEC in June 2007. Pursuant to the amendment, the number of registrations on Form S-1 the trust is permitted to require us to undertake was reduced from three to two. Neither the trust nor the foundation sold any shares in the offering of our common stock we completed in July 2007. The agreement was initially entered into prior to the adoption of our related person transaction policy, but the amendment was reviewed and approved pursuant to the policy.

 APPENDIX A

VENOCO, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

        The purpose of the Venoco, Inc. 2008 Employee Stock Purchase Plan (the "Plan") is to encourage and facilitate stock ownership by Employees by providing an opportunity to purchase Common Stock through voluntary after-tax payroll deductions. The Plan is intended to be a qualified "employee stock purchase plan" under Section 423 of the Code.

ARTICLE II

DEFINITIONS

        2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below.

          (a)   "Applicable Exchange" means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

          (b)   "Board" means the Board of Directors of the Company.

          (c)   "Code" means the Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code ("Treasury Regulations"), and any successor thereto.

          (d)   "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate.

          (e)   "Common Stock" means the common stock, par value $0.01 per share, of the Company.

          (f)    "Company" means Venoco, Inc., a Delaware corporation.

          (g)   "Compensation" means, for the relevant period, (a) the total compensation paid in cash to an Employee by the Company, including salaries, wages, and overtime pay, plus (b) any pre-tax contributions made by such Employee under Section 401(k) or pursuant to a cafeteria plan described in Section 125 of the Code, or any similar plan, program or arrangement. "Compensation" shall exclude bonuses, incentive compensation, non-cash items or benefits received under employee benefit plans or arrangements, and any other amounts paid to the Employee that are specifically excluded by the Plan Administrator.

          (h)   "Continuous Service" means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Company immediately preceding an Offering Date. Such period of time shall include any leave of absence approved by the Plan Administrator.

          (i)    "Custodian" means the bank, trust company or other entity selected by the Plan Administrator to serve as the custodian under the Plan.

          (j)    "Disability" means, with respect to an Employee, the inability of such Employee to perform the duties of his or her employment due to illness or disability for a period of at least 180 consecutive days, as determined by the Plan Administrator acting reasonably and in good faith based on the recommendations, if any, from such Employee's physician or, at the option of the Plan Administrator, a physician selected by the Plan Administrator.

          (k)   "Employee" means any individual designated as an employee of the Company on the payroll records thereof. Employee status shall be determined consistent with Treasury Regulation section 1.421-1(h), or its successor provision.

          (l)    "Fair Market Value" means, if the Common Stock is listed on a national securities exchange as of a given date, the closing price for the Common Stock on such date on the Applicable Exchange, or if shares of Common Stock were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which such shares were traded, all as reported by such source as the Plan Administrator may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Plan Administrator in its good faith discretion.

          (m)  "Individual Account" means a separate account maintained by the Custodian for each Employee participating under Article V hereof.

          (n)   "Manager" means one or more employees of the Company (including the head of Human Resources) selected by the Plan Administrator to assist with the administration of the Plan, as described in Article III.

          (o)   "Offering" means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to eligible Employees.

          (p)   "Offering Date" has the meaning given such term in Section 5.2.

          (q)   "Offering Period" has the meaning given such term in Section 5.2.

          (r)   "Payroll Contributions" means an Employee's after-tax contributions of Compensation by payroll deduction pursuant to Section 5.4, and authorized by the Employee pursuant to Sections 5.3.

          (s)   "Plan" means this Venoco, Inc. 2008 Employee Stock Purchase Plan, as may be amended from time to time as provided herein.

          (t)    "Plan Administrator" means a committee comprised solely of employees of the Company selected by the Board or the Committee; provided that the initial committee shall be comprised of the Chief Financial Officer, the President, the head of Human Resources and the General Counsel of the Company. References to "Plan Administrator" shall include the Plan Administrator's designees or delegees (under a delegation authorized by Article III), but solely to the extent of the delegated authority and unless the context requires otherwise.

          (u)   "Purchase Date" means one or more dates during an Offering established by the Plan Administrator on which Purchase Rights shall be exercised as described in Section 5.5.

          (v)   "Purchase Period" means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods. The Purchase Periods shall initially be of one (1) month duration.

          (w)  "Purchase Price" has the meaning set forth in Section 5.6.

          (x)   "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

          (y)   "Terminating Event" means a participating Employee's termination of employment with the Company for any reason or any other event that causes such Employee to no longer meet the requirements of Article IV; provided, however, that, for purposes of the Plan, an individual's employment relationship is considered to be intact while such individual is on any leave of absence approved by the Plan Administrator; provided further, however, that if such period of leave of absence exceeds ninety (90) days, and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

          (z)   "Trading Day" means any day on which the Applicable Exchange is open for trading.

ARTICLE III

ADMINISTRATION

        The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentences of this Article III, subject to the express provisions of the Plan, the Plan Administrator shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms of all agreements, forms, and instruments relating to the Plan; determine eligibility to participate in the Plan; adopt rules and regulations for administering the Plan; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in "Compensation;" and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Plan Administrator with respect to the Plan or any agreement, form or instrument relating to the Plan shall be final, conclusive and binding on all parties. Subject to applicable laws, rules, and regulations, the Plan Administrator may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to one or more employees of the Company (including the head of Human Resources) (the "Manager"), and revoke any such delegation. Notwithstanding the foregoing, the Board or the Committee, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Plan Administrator under the Plan, including, but not limited to, establishing procedures to be followed by the Plan Administrator.

ARTICLE IV

ELIGIBILITY

        Except as otherwise provided herein, any Employee who on an Offering Date has completed at least three months of Continuous Service may become a participant in the Plan; provided, however, that no Employee may participate in the Plan if (i) such Employee, immediately after an Offering Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or (ii) such Employee, as of the Offering Date, is a "highly compensated employee" (within the meaning of Section 414(q) of the Code) if such Employee is also subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

ARTICLE V

STOCK PURCHASES

        5.1    Stock to Be Issued.    Subject to the provisions of Section 9.5, the number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares. The shares to be delivered to Employees, or their beneficiaries, under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose, or shares acquired by the Custodian for purposes of the Plan in the market or otherwise. If Purchase Rights granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

        5.2    Offering.    The Plan shall be implemented by offerings (individually, an "Offering") of six (6) months duration (the "Offering Period") and consisting of one or more Purchase Periods; provided, however, that the first Offering Period shall be five (5) months, commencing on February 1, 2009 and ending on June 30, 2009. Subsequent Offerings shall commence on each January 1 and July 1 thereafter until the Plan terminates. The first day of an Offering Period shall be the "Offering Date" for such Offering Period. In the event the Offering Date is not a Trading Day, the Offering Date shall instead be the first Trading Day after such day. Notwithstanding the foregoing provisions of this Section 5.2, prior to the commencement of an Offering, the Plan Administrator may establish an Offering Date and/or Offering Period duration of such Offering that differs from those set forth above in this Section 5.2, provided that the duration of an Offering Period may not exceed twenty-seven (27) months from the Offering Date (or the expiration of such other applicable period specified under Section 423(b)(7) of the Code or any successor provision of the Code thereto). Each Offering shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges.

        5.3    Participation.    An Employee who meets the requirements of Article IV may participate in an Offering by completing enrollment in the form or manner prescribed by the Plan Administrator not later than the close of business for the Company on the last business day before the Offering Date of such Offering, or such earlier time as the Plan Administrator may prescribe with respect to Employees generally, and by satisfying such other conditions or restrictions as the Plan Administrator shall establish in accordance with the Plan. The Employees who elect to participate in the Plan shall at the time of such election authorize a payroll deduction from the Employee's Compensation to be made as of any future payroll period, in accordance with Section 5.4. Any such election to authorize payroll deductions shall be effective commencing on the first Offering Date immediately following completion of enrollment in the manner prescribed by the Plan Administrator.

        5.4    Employee Contributions.    An Individual Account shall be established for each participating Employee to which shall be credited the amount of any Payroll Contributions, and the number of shares of Common Stock (including fractional shares) that are purchased by such Employee pursuant to the terms of the Plan. An Employee may authorize Payroll Contributions of at least one percent (1%) but not more than ten percent (10%) of his or her Compensation; provided, however, that an Employee shall not be permitted to purchase during any one calendar year Common Stock pursuant to the Plan (and under any other employee stock purchase plan of the Company which is intended to qualify under Section 423 of the Code) at a rate which exceeds $25,000 in Fair Market Value, determined as of the applicable Offering Dates (or such other amount as may be adjusted from time to time under applicable provisions of the Code). Except as provided in Section 5.7, if an Employee has a Terminating Event, (i) such Employee may not make further Payroll Contributions, and (ii) his or her right to purchase shares of Common Stock in the then-current Offering Period shall terminate, and any amount of cash then credited to his or her Individual Account shall be returned to the Employee or his or her designated beneficiary pursuant to the Plan, as applicable, as soon as practical thereafter. No interest shall accrue on amounts credited to any Individual Account or distributed to any Employee or designated beneficiary pursuant to the Plan.

        5.5    Purchase of Shares.    The Plan Administrator shall establish one (1) or more Purchase Dates during an Offering. The initial Purchase Dates shall be the last trading day of each calendar month during an Offering Period. Unless a participating Employee requests a withdrawal of the cash balance in the Employee's Individual Account prior to a Purchase Date, the cash balance in such Individual Account on each Purchase Date shall be used to purchase the number of shares of Common Stock (including fractional shares) that may be purchased using such cash balance at the Purchase Price. Any Payroll Contributions remaining in an Employee's Individual Account after the Purchase Date shall be returned to the Employee or his or her beneficiary (as applicable) in cash, without interest, as soon as practical thereafter. If the number of shares of Common Stock that Plan participants become entitled to purchase under the Plan is greater than the shares of Common Stock remaining available under the Plan, the available shares of Common Stock shall be allocated by the Plan Administrator among such participants in such manner as the Plan Administrator determines is fair and equitable, in its good faith discretion.

        5.6    Purchase Price.    The purchase price per share of Common Stock (the "Purchase Price") to be paid by each participating Employee in a given Offering shall be an amount (rounded to the nearest cent) equal to ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Purchase Date.

        5.7    Change in Employment Status Due to Death, or Disability.    Upon a Terminating Event resulting from the participating Employee's death or Disability, the Employee, or, in the case of death, the Employee's beneficiary (as defined in Section 9.4) shall have the right to elect, by written notice given to the Plan Administrator prior to the next following Purchase Date:

          (a)   to withdraw all of the cash (without interest) and Common Stock credited to such Employee's Individual Account under the Plan, or

          (b)   to purchase the number of shares of Common Stock (including fractional shares) which the balance in the Employee's Individual Account will purchase at the Purchase Date next following the date of such Employee's Terminating Event; provided that such Purchase Date is no later than ninety (90) days after such Employee's Terminating Event.

If the Plan Administrator does not receive written notice of the election pursuant to this Section 5.7 at least ten (10) days prior to the first Purchase Date following the Employee's Terminating Event, the Employee or beneficiary, as the case may be, shall be treated as having elected to withdraw the amount credited to the Employee's Individual Account.

        5.8    Use of Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

ARTICLE VI

DEDUCTION CHANGES; PLAN WITHDRAWALS

        6.1    Deduction Changes.    Once an Employee has authorized Payroll Contributions for an Offering Period, the Employee may change the selected rate of Payroll Contributions by written notice to the Plan Administrator. Any such change shall be given effect as soon as administratively practicable after the date such notice is received by the Plan Administrator, but not earlier than the commencement of the immediately following Purchase Period. The Plan Administrator may, in its discretion, in a fair and equitable manner, limit the number of Employees who change their selected rate of Payroll Contributions during any Offering Period. Unless the Plan Administrator otherwise determines, if an Employee ceases to make Payroll Contributions during an Offering Period at any time prior to a Terminating Event, any cash balance then held in the Employee's Individual Account shall automatically be distributed to such Employee as soon as practical after the effective date of such cessation. The Plan Administrator may decrease an Employee's rate of Payroll Contributions, but not below zero percent, at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 5.4 of the Plan.

        6.2    Withdrawals During Employment.    An Employee may at any time (subject to such notice requirements as the Plan Administrator may prescribe), and for any reason, cease participation in the Plan and withdraw all or any portion of the Common Stock and cash, if any, in his or her Individual Account pursuant to Article VIII. The Employee may thereafter recommence participation in any succeeding Offering Period following completion of a new enrollment pursuant to Section 5.3.

ARTICLE VII

EVIDENCE OF SHARE OWNERSHIP

        Unless and until distributed to an Employee (i) at the Employee's request, (ii) at the discretion of the Plan Administrator or (iii) in connection with the Employee's Terminating Event, all shares of Common Stock acquired pursuant to the Plan shall be held by the Custodian. While maintained by the Custodian, all shares of Common Stock shall be registered in book entry form and/or held in the name of the Custodian or its nominee, or in street name. The Company shall cause shares of Common Stock to be registered in the name of an Employee who is to receive a distribution of shares pursuant to Article VIII as soon as practical following the event giving rise to such distribution under such Article VIII. Unless, and solely to the extent that, the Plan Administrator shall adopt procedures to permit exceptions to this requirement, such shares of Common Stock issued under the Plan may be registered only in the name of the Employee.

ARTICLE VIII

WITHDRAWALS AND DISTRIBUTIONS

        All or a portion of the Common Stock allocated to an Employee's Individual Account may be withdrawn by such Employee or his or her beneficiary under Section 9.4 at any time. Except as otherwise provided in Section 5.7, upon a Terminating Event or termination of the Plan under Section 9.6, all monies remaining in the Employee's Individual Account shall be distributed to the Employee or his or her beneficiary (as applicable) in cash (without interest), and all shares of Common Stock held in the Employee's Individual Account shall be distributed to the Employee or his or her beneficiary (as applicable) as soon as practical thereafter. All fractional shares (if any) shall be paid in cash based on the average sale price of such shares sold on behalf of Employees and their beneficiaries on the day of such sales.

ARTICLE IX

MISCELLANEOUS PROVISIONS

        9.1    Withholding.    The Company shall have the right and power to deduct from all payments or distributions hereunder, or require an Employee or beneficiary to remit promptly upon notification of the amount due, an amount (which may, if permitted by the Plan Administrator, include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or other obligations required by law to be withheld with respect to any purchase of shares of Common Stock hereunder or any disposition of such shares. The Company may defer delivery of Common Stock until such withholding requirements are satisfied. The Plan Administrator may, in its discretion, permit an Employee or beneficiary to elect, subject to such conditions as the Plan Administrator shall impose, to have a number of whole (or, at the discretion of the Plan Administrator, whole and fractional) shares of Common Stock otherwise issuable under the Plan withheld that, based on their Fair Market Value on the date immediately preceding the date of exercise, is a sufficient number, but not more than is required, to satisfy the withholding tax obligations.

        9.2    Rights Not Transferable.    No rights under the Plan may be alienated, including but not limited to sold, transferred, pledged, assigned, or otherwise hypothecated, other than by will or by the laws of descent and distribution, and any attempt to alienate in violation of this Section 9.2 shall be null and void. Rights under the Plan are exercisable during an Employee's lifetime only by such Employee.

        9.3    Employee Interest.    An Employee shall have no interest as a stockholder of the Company, including voting or dividend rights, by virtue of the Employee's participation in the Plan until the date shares of Common Stock are purchased by such Employee in accordance with the Plan.

        9.4    Designation of Beneficiary.    Each participating Employee may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan following the Employee's death. Each designation made hereunder shall revoke all prior designations by the same Employee with respect to all of the Employee's unpaid benefits under the Plan (including, solely for purposes of the Plan, any deemed designation prescribed by rules established by the Plan Administrator), shall be in a form and submitted in a manner prescribed by the Plan Administrator, and shall be effective only when received by the Plan Administrator in writing (or electronic equivalent recognized by the Plan Administrator) during the Employee's lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Employee's death shall be paid to or exercised by the Employee's surviving spouse, if any, or otherwise to or by the

Employee's estate. Upon the death of a participating Employee and upon receipt by the Plan Administrator of proof of identity and existence at the participating Employee's death of a beneficiary validly designated by the Employee under the Plan, the Plan Administrator shall deliver to such beneficiary any shares of Common Stock and/or cash credited to the deceased Employee's Individual Account. No beneficiary shall, prior to the death of a participating Employee by whom the beneficiary has been designated, acquire any interest in any Common Stock or cash credited to a participating Employee under the Plan.

        9.5    Adjustments Due to Change in Capitalization.    In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, or liquidation or similar event affecting the Company, (i) Common Stock credited to each Employee's Individual Account shall be adjusted by the Plan Administrator in the same manner as all other outstanding shares of Common Stock in connection with such event, (ii) the Plan Administrator shall determine the kind of shares which may be acquired under the Plan after such event, and (iii) the aggregate number of shares of Common Stock available for grant under Section 5.1 or subject to outstanding Purchase Rights under the Plan and the respective Purchase Prices applicable to outstanding Offerings shall be appropriately adjusted by the Plan Administrator, in its discretion, and the determination of the Plan Administrator shall be conclusive. Except as otherwise determined by the Plan Administrator, a merger or a similar reorganization in which the Company does not survive, a liquidation or distribution of all or substantially all of the assets of the Company, or a sale of all or substantially all of the assets of the Company, shall cause the Plan to terminate and all Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Article VIII as soon as practical unless any surviving entity agrees to assume the obligations hereunder.

        9.6    Amendment or Termination of the Plan.    The Board or the Committee may, at any time, amend, modify, suspend, or terminate the Plan, in whole or in part, without notice to or the consent of any Plan participant or Employee to the extent permissible under applicable law; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan; (ii) lower the minimum Purchase Price under the Plan; (iii) change the individual award limits; (iv) change the class of employees eligible to participate in the Plan; or (v) otherwise require stockholder action under any applicable law, regulation or rule, shall be subject to the approval of the Company's stockholders. No amendment, modification, or termination of the Plan shall materially adversely affect the previously accrued rights of any Employee under the Plan with respect to any Offering Period then in progress or previously completed without the consent of the Employee, except that upon a termination of the Plan the Offering Period may be ended and unexercised Purchase Rights under the Plan may be cancelled or exercised, in the Board's or the Committee's discretion. Upon termination of the Plan, all Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Article VIII as soon as practical thereafter. The Board or the Committee may at any time terminate an Offering Period then in progress and provide, in its discretion, that Employees' then outstanding Individual Account cash balances shall be used to purchase shares of Common Stock pursuant to Article V or distributed to the applicable Employees pursuant to Article VIII.

        9.7    Custodial Arrangement.    All cash and Common Stock allocated to an Employee's Individual Account under the Plan shall be held by the Custodian in its capacity as a custodian for the Employee with respect to such cash and Common Stock. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company (including its officers, the Plan Administrator, the Board or the Committee), the Custodian and any Employee (including the Employee's beneficiaries), or any other person or entity.

        9.8    No Constraint on Corporate Action.    Nothing contained in the Plan shall be construed to prevent the Company, or any other affiliate, from taking any corporate action (including, but not limited to, the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any rights awarded Employees under the Plan. No Employee, beneficiary, or other person, shall have any claim against the Company or any of its other affiliates as a result of any such action.

        9.9    Conditions Upon Issuance of Shares.

          (a)   The granting of rights to Employees under the Plan and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (b)   If at any time the Plan Administrator shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of such shares hereunder, the Company shall have no obligation to allow the purchase of shares of Common Stock, or to issue or deliver evidence of title for shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Plan Administrator.

          (c)   If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the Plan is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Purchase Rights under the Plan, and the right to exercise any such Purchase Right shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

          (d)   The Plan Administrator may require each person receiving shares of Common Stock in connection with any purchase under the Plan to represent and agree with the Company in writing that such person is acquiring such shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Plan Administrator may prescribe. The Plan Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under the Plan as it deems appropriate. Any certificates evidencing such shares may include any legend that the Plan Administrator deems appropriate to reflect any such restrictions.

        9.10    Participants Deemed to Accept Plan.    By accepting any benefit under the Plan, each Employee and each person claiming under or through any such Employee shall be conclusively treated as having indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Plan Administrator, the Manager, the Board, the Committee or the Company, in accordance with the terms and conditions of the Plan.

        9.11    Rights of Participants.

          (a)    Rights or Claims.    No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement thereunder. The liability of the Company under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any other affiliate thereof or the Plan Administrator, the Board or the Committee not expressly set forth in the Plan. The grant of any Purchase Right under the Plan shall not confer any rights upon the Employee holding such right other than such terms, and subject to such conditions, as are specified in the Plan. Nothing contained in this Plan shall obligate the Company to continue an Employee's employment with the Company or interfere with the Company's right to terminate an Employee's employment at any time or for any reason.

          (b)    Purchase Rights.    Notwithstanding any other provision of the Plan, an Employee's right or entitlement to purchase any shares of Common Stock under the Plan shall only result from continued employment with an Employer.

          (c)    No Effects on Benefits.    Compensation received by an Employee under the Plan is not part of such Employee's normal or expected compensation or salary for any purpose, including calculating other employee benefits under any laws, plans, policies, programs, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any shares of Common Stock that may be or are purchased or otherwise received under the Plan.

          (d)    No Effect on Other Plans.    Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company, or prevent or limit the right of the Company to establish any other forms of incentives or compensation for its employees or grant or assume options or other rights otherwise than under the Plan.

        9.12    Term of Plan.    Following adoption of the Plan by the Board, the Plan shall become effective on February 1, 2009, subject to approval by the stockholders of the Company who are present and represented at a special or annual meeting of stockholders where a quorum is present, which approval occurs not earlier than one (1) year before, and not later than one (1) year after, the date the Plan is adopted by the Board. If such approval does not occur prior to February 1, 2010, the Plan shall be void and of no effect. The Plan shall terminate on the earlier of (i) the termination of the Plan pursuant to Section 9.6, and (ii) when no more shares are available for issuance pursuant to the Plan.

        9.13    Governing Law.    The Plan shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Employees who participate in the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Colorado, to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.

        9.14    Administration Costs.    The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing shares of Common Stock pursuant to the Plan.

        9.15    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        9.16    Headings.    The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

 APPENDIX B

VENOCO, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Amendment No. 3

        Venoco, Inc., a Delaware corporation, does hereby certify that:

        1.     The Company's Board of Directors (the "Board") approved the 2005 Stock Incentive Plan (the "Original Plan") on October 13, 2005, which Original Plan became effective upon the approval of the Company's stockholder on December 12, 2005. The Original Plan was amended and restated on May 9, 2006, which amendment and restatement was approved by the Company's stockholder on May 9, 2006, further amended on March 27, 2007, which amendment was approved by the Company's stockholders on May 23, 2007, and further amended again on November 17, 2008 (the Original Plan, as amended, is referred to herein as the "Plan").

        2.     This Amendment No. 3 to the Plan was duly adopted by the Board on March 24, 2009 in accordance with Section 12 of the Plan.

        3.     The first sentence only of Section 4(a) of the Plan is deleted in its entirety and replaced with the following:

          4.     STOCK SUBJECT TO THE PLAN.

            (a)   Share Reserve.    Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Incentive Stock Options and other Stock Awards shall not exceed a maximum aggregate of 5,986,338 shares of Common Stock.

        4.     Except as provided in this amendment, the Plan is unchanged and remains in full force and effect.

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 3 to the 2005 Amended and Restated Stock Incentive Plan, as amended, as of the date first indicated above.

VENOCO, INC.
By:	/s/ TIMOTHY M. MARQUEZ
Name:	Timothy M. Marquez
Its:	Chief Executive Officer

B-1

<STOCK#> 0 2 1 5 9 3 2 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X VENOCO, INC. 011KJA 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board Of Directors recommends a vote “FOR” the Election Of Directors and “FOR” Proposals 2, 3 and 4. For Against Abstain 2. The approval of the Venoco, Inc. 2008 Employee Stock Purchase Plan. 4. The approval of an amendment to the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan. For Against Abstain 3. Ratification of the appointment of Ernst & Young LLP as Venoco, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2009. 5. To transact such other business as may properly come before the meeting. 01 - Donna L. Lucas 02 - Dr. M.W. Scoggins 03 - Richard S. Walker 1. The election of three (3) Class I directors for three-year terms. For Withhold For Withhold For Withhold

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ANNUAL MEETING OF STOCKHOLDERS OF May 20, 2009 The undersigned hereby appoints Timothy M. Marquez and William Schneider, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Venoco, Inc. held of record by the undersigned on April 1, 2009 at the Annual Meeting of Stockholders to be held in the Directors Row E Room at the Sheraton Hotel, 1550 Court Place, Denver, Colorado 80202 on May 20, 2009, or any adjournment or postponement thereof. This proxy authorizes each of the persons named above to vote at his or her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card contains no specific voting instructions, my (our) shares will be voted in accordance with the recommendation of the Board of Directors. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VENOCO, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER’S SPECIFICATIONS HEREIN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT OF MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement and annual report on Form 10-K for the fiscal year ended December 31, 2008. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. . Proxy — VENOCO, INC.